                                                                    EXHIBIT 4.02





                                CREDIT AGREEMENT

                              made and entered into

                                  April 1, 1999

                                  by and among




                            TIDEL ENGINEERING, L.P.,


                            TIDEL TECHNOLOGIES, INC.


                                       and


                           CHASE BANK OF TEXAS, N.A.,
                         a national banking association

                            Index to Credit Agreement


                                                                                                               Page
                                                                                                               ----
1.       Definitions..............................................................................................1
         1.1      Certain Defined Terms...........................................................................1
                  Adjusted LIBOR Rate.............................................................................1
                  Affiliate.......................................................................................1
                  Alternate Base Rate.............................................................................1
                  Alternate Base Rate Borrowing...................................................................2
                  Annual Audited Financial Statements.............................................................2
                  Annual Consolidating Financial Statements.......................................................2
                  Applicable Lending Office.......................................................................3
                  Applicable Margin...............................................................................3
                  Applications....................................................................................3
                  Assessment Rate.................................................................................3
                  Availability....................................................................................3
                  Base CD Rate....................................................................................3
                  Borrower........................................................................................3
                  Borrowing Base..................................................................................3
                  Borrowing Base Certificate......................................................................4
                  Business Day....................................................................................4
                  Business Entity.................................................................................4
                  Capital Lease Obligations.......................................................................4
                  Closing Date....................................................................................4
                  Code............................................................................................5
                  Collateral......................................................................................5
                  Commitments.....................................................................................5
                  Commitment Fee..................................................................................5
                  Compliance Certificate..........................................................................5
                  Consequential Loss..............................................................................5
                  Consolidated....................................................................................5
                  Contingent Obligation...........................................................................5
                  Current Sum.....................................................................................6
                  Discontinued Operations.........................................................................6
                  Domestic Lending Office.........................................................................6
                  EBITDA..........................................................................................6
                  Eligibility Reserves............................................................................6
                  Eligible Inventory..............................................................................6
                  Eligible Receivables............................................................................7
                  Environmental Claim.............................................................................8
                  Environmental Liabilities.......................................................................8
                  Environmental Permit............................................................................9
                  ERISA...........................................................................................9

                  ERISA Affiliate.................................................................................9
                  Event of Default................................................................................9
                  Excess Interest Amount..........................................................................9
                  Federal Funds Effective Rate....................................................................9
                  Financial Officer...............................................................................9
                  Fixed Rate......................................................................................9
                  GAAP...........................................................................................10
                  General Partner................................................................................10
                  Governmental Authority.........................................................................10
                  Guarantors.....................................................................................10
                  Guaranty.......................................................................................10
                  Hazardous Substance............................................................................10
                  Highest Lawful Rate............................................................................10
                  Indebtedness...................................................................................10
                  Initial Public Offering........................................................................11
                  Interest Coverage Ratio........................................................................11
                  Interest Expense...............................................................................11
                  Interest Option................................................................................11
                  Interest Payment Dates.........................................................................11
                  Interest Period................................................................................12
                  Interest Reserves..............................................................................12
                  Investment.....................................................................................12
                  Joinder Agreement..............................................................................12
                  Legal Requirement..............................................................................12
                  Letters of Credit..............................................................................12
                  Letter of Credit Advances......................................................................12
                  Letter of Credit Exposure Amount...............................................................12
                  LIBOR Borrowing................................................................................12
                  LIBOR Lending Office...........................................................................13
                  LIBOR Rate.....................................................................................13
                  Lien...........................................................................................13
                  Limited Partner................................................................................13
                  Loan Documents.................................................................................13
                  Loans..........................................................................................13
                  Lockbox Agreement..............................................................................13
                  Material Adverse Effect........................................................................13
                  Monthly Unaudited Financial Statements.........................................................14
                  Net Amount of Eligible Receivables.............................................................14
                  Net Income.....................................................................................14
                  Notes..........................................................................................14
                  Obligations....................................................................................14
                  Organizational Documents.......................................................................14
                  Parties........................................................................................15
                  Past Due Rate..................................................................................15
                  PBGC...........................................................................................15
                  Permitted Affiliate Transactions...............................................................15

                  Permitted Dispositions.........................................................................15
                  Permitted Investments..........................................................................16
                  Permitted Investment Securities................................................................16
                  Person.........................................................................................16
                  Plan...........................................................................................16
                  Prime Rate.....................................................................................17
                  Principal Office...............................................................................17
                  Prior Term Loan................................................................................17
                  Prior Term Note................................................................................17
                  Proper Form....................................................................................17
                  Property.......................................................................................17
                  Quarterly Unaudited Financial Statements.......................................................17
                  Rate Selection Date............................................................................17
                  Rate Selection Notice..........................................................................18
                  Receivables....................................................................................18
                  Refinancing Indebtedness.......................................................................18
                  Regulation D...................................................................................18
                  Regulatory Change..............................................................................18
                  Reportable Event...............................................................................18
                  Request for Extension of Credit................................................................18
                  Requirements of Environmental Law..............................................................18
                  Responsible Officer............................................................................19
                  Revolving Commitment...........................................................................19
                  Revolving Loan Maturity Date...................................................................19
                  Revolving Loans................................................................................19
                  Revolving Note.................................................................................19
                  Security Agreements............................................................................19
                  Security Documents.............................................................................19
                  Statutory Reserves.............................................................................20
                  Stock..........................................................................................20
                  Subordinated Indebtedness......................................................................20
                  Subsidiary.....................................................................................20
                  Tangible Net Worth.............................................................................20
                  Term Loan......................................................................................20
                  Term Loan Commitment...........................................................................21
                  Term Loan Maturity Date........................................................................21
                  Term Loan Payment Date.........................................................................21
                  Term Note......................................................................................21
                  Three-Month Secondary CD Rate..................................................................21
                  Ultimate Parent................................................................................21
                  Unused Revolving Commitment....................................................................21
         1.2      Accounting Terms and Determinations............................................................21

2.       Revolving Loans; Letters of Credit; Revolving Note; Payments; Prepayments;
         Interest Rates..........................................................................................22
         2.1      Revolving Commitment...........................................................................22
         2.2      Revolving Loans................................................................................23
         2.3      Commitment and Other Fees......................................................................23
         2.4      Termination and Reductions of Revolving Commitment.............................................24
         2.5      Mandatory and Voluntary Prepayments............................................................25
         2.6      Revolving Note; Payments.......................................................................26
         2.7      Application of Payments and Prepayments........................................................27
         2.8      Interest Rates for Revolving Loans.............................................................27
         2.9      Special Provisions Applicable to LIBOR Borrowings..............................................28
         2.10     Letters of Credit..............................................................................32
         2.11     Recapture......................................................................................35
         2.12     Use of Proceeds................................................................................35

3.       Term Loan; Term Note; Payments; Prepayments; Interest Rates.............................................35
         3.1      Term Loan Commitment...........................................................................35
         3.2      Mandatory and Voluntary Prepayments............................................................35
         3.3      Term Note; Payments............................................................................36
         3.4      Application of Payments and Prepayments........................................................37
         3.5      Interest Rate for Term Loan....................................................................37
         3.6      Special Provisions Applicable to the Term Loan.................................................37
         3.7      Use of Proceeds................................................................................37

4.       Collateral..............................................................................................38
         4.1      Security Documents.............................................................................38
         4.2      Filing and Recording...........................................................................38

5.       Conditions..............................................................................................38
         5.1      All Loans......................................................................................38
         5.2      First Loan.....................................................................................39

6.       Representations and Warranties..........................................................................42
         6.1      Organization; Capitalization...................................................................42
         6.2      Financial Statements...........................................................................42
         6.3      Enforceable Obligations; Authorization.........................................................42
         6.4      Other Debt.....................................................................................43
         6.5      Litigation.....................................................................................43
         6.6      Taxes..........................................................................................43
         6.7      No Material Misstatements......................................................................43
         6.8      Subsidiaries...................................................................................43
         6.9      Representations by Others......................................................................43
         6.10     Permits, Licenses, Etc.........................................................................44
         6.11     ERISA..........................................................................................44
         6.12     Title to Properties; Possession Under Leases...................................................44
         6.13     Assumed Names..................................................................................44

         6.14     Investment Company Act.........................................................................45
         6.15     Public Utility Holding Company Act.............................................................45
         6.16     Indebtedness Agreements........................................................................45
         6.17     Environmental Matters..........................................................................45
         6.18     No Change in Credit Criteria or Collection Policies............................................46
         6.19     Solvency.......................................................................................46
         6.20     Status of Receivables and Other Collateral.....................................................46
         6.21     Y2K Representation.............................................................................47

7.       Affirmative Covenants...................................................................................48
         7.1      Businesses and Properties......................................................................48
         7.2      Taxes..........................................................................................48
         7.3      Financial Statements and Information...........................................................48
         7.4      Inspection.....................................................................................50
         7.5      Further Assurances.............................................................................50
         7.6      Books and Records..............................................................................50
         7.7      Insurance......................................................................................50
         7.8      ERISA..........................................................................................51
         7.9      Use of Proceeds................................................................................51
         7.10     Guarantors; Joinder Agreements.................................................................52
         7.11     Notice of Events...............................................................................52
         7.12     Environmental Matters..........................................................................52
         7.13     End of Fiscal Year.............................................................................52
         7.14     Pay Obligations and Perform Other Covenants....................................................53
         7.15     Collection of Receivables; Application of Lockbox Agreement Proceeds...........................53
         7.16     Additional Receivables Documentation...........................................................54
         7.17     Y2K Covenant...................................................................................54
         7.18     Further Information............................................................................55

8.       Negative Covenants......................................................................................55
         8.1      Indebtedness...................................................................................55
         8.2      Liens..........................................................................................56
         8.3      Contingent Liabilities.........................................................................58
         8.4      Mergers, Consolidations and Dispositions and Acquisitions of Assets............................58
         8.5      Nature of Business.............................................................................59
         8.6      Transactions with Related Parties..............................................................59
         8.7      Investments; Loans.............................................................................59
         8.8      ERISA Compliance...............................................................................60
         8.9      Credit Extensions..............................................................................60
         8.10     Change in Accounting Method....................................................................60
         8.11     Interest Coverage Ratio........................................................................60
         8.12     Tangible Net Worth.............................................................................60
         8.13     Capital Expenditures...........................................................................61
         8.14     Sales of Receivables...........................................................................61
         8.15     Sale and Lease-Back Transactions...............................................................61
         8.16     Change of Name or Place of Business............................................................61

         8.17     Availability...................................................................................61
         8.18     Distribution of Capital........................................................................61

9.       Events of Default and Remedies..........................................................................62
         9.1      Events of Default..............................................................................62
         9.2      Remedies Cumulative............................................................................65

10.      Miscellaneous...........................................................................................65
         10.1     No Waiver......................................................................................65
         10.2     Notices........................................................................................65
         10.3     Governing Law..................................................................................66
         10.4     Survival; Parties Bound........................................................................66
         10.5     Counterparts...................................................................................66
         10.6     Limitation of Interest.........................................................................66
         10.7     Survival.......................................................................................68
         10.8     Captions.......................................................................................68
         10.9     Expenses, Etc..................................................................................68
         10.10    Indemnification................................................................................68
         10.11    Amendments, Waivers, Etc.......................................................................69
         10.12    Successors and Assigns.........................................................................69
         10.13    Entire Agreement...............................................................................70
         10.14    Severability...................................................................................70
         10.15    Disclosures....................................................................................70
         10.16    Taxes..........................................................................................70
         10.17    Waiver of Claims...............................................................................72
         10.18    Right of Setoff................................................................................72
         10.19    Waiver of Right to Jury Trial..................................................................72
         10.20    Additional Provisions Regarding Collection of Receivables;
                  Control of Inventory and other Collateral......................................................72
         10.21    Joint and Several Obligations..................................................................74
         10.22    Venue; Service of Process......................................................................74
         10.23    No Other Agreements............................................................................75
         10.24    Restatement of Credit Agreement................................................................75

EXHIBITS

A - Revolving Note Form (Section. 1.1)
B - Term Note Form (Section. 1.1)
C - Standard Lockbox Agreement (Section 1.1)
D - Compliance Certificate (Section 1.1)
E - Request for Extension of Credit (Section 1.1)
F - Rate Selection Notice (Section 2.8[b][1])
G - Secretary's Certificate of General Partner (Section 4.2[c])
H - Borrowing Base Certificate Form (Section 6.3[g])


SCHEDULES

6.5     -    Material Litigation
6.12    -    Leases of Real Property
6.13    -    List of Assumed Names
6.16    -    Indebtedness & Capital Leases
6.17    -    Environmental Matters
8.2     -    Liens
8.6     -    List of Existing Transaction with Related Parties

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT (together with all amendments, modifications and supplements hereto and restatements hereof, this "Agreement") is made and entered into as of 12:01 a.m., April 1, 1999, by and among TIDEL ENGINEERING, L.P. ("Borrower"), a Delaware limited partnership, TIDEL TECHNOLOGIES, INC., a Delaware corporation ("Ultimate Parent"), and CHASE BANK OF TEXAS, N.A., a national banking association (the "Lender").

                              W I T N E S S E T H:

         THAT, in consideration of the mutual covenants, agreements and undertakings herein contained, the parties hereto agree as follows:

1. Definitions.

         1.1 Certain Defined Terms. Unless a particular word or phrase is otherwise defined or the context otherwise requires, capitalized words and phrases used in the Loan Documents have the meanings provided below.

         Adjusted LIBOR Rate shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the sum of (a) the product of (i) the sum of the LIBOR Rate in effect for such Interest Period and (ii) Statutory Reserves and (b) the Applicable Margin.

         Affiliate of any Person shall mean any other Person which controls or is controlled by or under common control with such Person and, without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds five percent (5%) or more of any class of voting securities of such Person or five percent (5%) of the equity interest in such Person, (b) any Person of which such Person beneficially owns or holds five percent (5%) or more of any class of voting securities or in which such Person beneficially owns or holds five percent (5%) or more of the equity interest in such Person, and (c) any director, officer or employee of such Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, partnership or other ownership interests, by contract or otherwise.

         Alternate Base Rate shall mean, for any day, a rate per annum (rounded upwards to the nearest 1/16 of 1%) equal to the sum of the following:

         (a) the greater of (i) the Prime Rate (computed on the basis of the actual number of days elapsed over a year of 360 days, as the case may be) in effect on such day, (ii) the Federal Funds Effective Rate (computed on the basis of the actual number of days elapsed over a 360-day year) in effect for such day plus 1/2 of 1%, and (iii) the Base CD Rate in effect for such day plus 1%, and



CREDIT AGREEMENT - Page 1

         (b) the Applicable Margin.

For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Prime Rate, Federal Funds Effective Rate or the Three-Month Secondary CD Rate shall be effective on the effective date of such change in the Prime Rate, Federal Funds Effective Rate or the Three-Month Secondary CD Rate, respectively. If for any reason the Lender shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or Base CD Rate, or both, for any reason, including the inability or failure of the Lender to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clauses (a)(ii) or (a)(iii), or both, as appropriate, until the circumstances giving rise to such inability no longer exist.

         Alternate Base Rate Borrowing shall mean as of any date, that portion of the principal balance of the Revolving Loans bearing interest at the Alternate Base Rate as of such date.

         Annual Audited Financial Statements shall mean the annual audited Consolidated and consolidating financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such fiscal year and an income statement, a retained earnings statement and a statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GAAP and accompanied by a report and opinion of independent certified public accountants with a "Big 6" accounting firm or other accounting firm of similar national standing and reputation, which report shall not contain any qualification except with respect to new accounting principles mandated by the Financial Accounting Standards Board and shall state that such financial statements, in the opinion of such accountants, present fairly, in all material respects, the financial position of such Person as of the date thereof and the results of its operations and cash flows for the period covered thereby in conformity with GAAP. The Annual Audited Financial Statements for the Borrower and its Subsidiaries shall be prepared on a Consolidated and consolidating basis in accordance with GAAP. All such Annual Audited Financial Statements shall be accompanied by a certificate of such accountants that in making the appropriate audit and/or investigation in connection with such report and opinion, such accountants did not become aware of any Default or Event of Default, or if in the opinion of such accountant any such Default or Event of Default exists, a description of the nature and status thereof.

         Annual Consolidating Financial Statements shall mean the annual audited consolidating financial statements of a Person, including all notes thereto, which statements shall include a balance sheet as of the end of such fiscal year and an income statement, a retained earnings statement and a statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GAAP by a "Big 6" accounting firm or other accounting firm of similar national standing and reputation.


CREDIT AGREEMENT - Page 2

         Applicable Lending Office shall mean, the Domestic Lending Office in the case of an Alternate Base Rate Borrowing and the LIBOR Lending Office in the case of a LIBOR Borrowing.

         Applicable Margin shall mean with respect to any LIBOR Borrowing, two and one-half percent (2.50%), and with respect to any Alternate Base Rate Borrowing, zero percent (0.00%); provided, however, when and if the daily collection and application procedure for Receivables is implemented and is continuing in accordance with the provisions of Section 7.15(b) hereof, each applicable percentage above shall be increased by one quarter of one percent (0.25%).

         Applications shall mean all applications and agreements for Letters of Credit, or similar instruments or agreements, in Proper Form, now or hereafter executed by any Person in connection with any Letter of Credit now or hereafter issued or to be issued under the terms hereof at the request of any Person.

         Assessment Rate shall mean the annual assessment rate (net of refunds and rounded upwards, if necessary, to the next 1/16 of 1%) estimated by the Lender (in good faith, but in no event in excess of statutory or regulatory maximums) to be payable by the Lender to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Lender's domestic offices during the current calendar year.

         Availability shall mean at any time

         (a) the lesser at such time of (i) the Revolving Commitment (as such amount may be reduced in accordance with the provisions of this Agreement) and
(ii) the Borrowing Base, less

         (b) the sum of (i) the aggregate amount of the Lender's Current Sum at such time, (ii) the aggregate amount of accrued interest outstanding under the Revolving Loans at such time and (iii) all other Obligations (other than the Term Loan) outstanding hereunder or any other Loan Documents at such time.

         Base CD Rate shall mean the sum of (a) the product of (i) the sum of the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.

         Borrower shall have the meaning assigned to such term in the preamble of this Agreement.

         Borrowing Base shall mean, as of any date, the amount of the then most recent computation of the Borrowing Base, determined by calculating the amount equal to the sum of

         (a) eighty percent (80%) of the Net Amount of Eligible Receivables at such date, plus

         (b) the lesser of (i) fifty percent (50%) of the Eligible Inventory, and (ii) $2,500,000.


CREDIT AGREEMENT - Page 3

For purposes of this definition, Eligible Receivables and Eligible Inventory, in each case, and as of the date of any determination, shall be determined after deduction of all Eligibility Reserves and Interest Reserves then effective with respect to such items. The Borrowing Base will be computed initially hereunder on a weekly basis (based on all information reasonably available to the Lender, including without limitation, the periodic reports and listings delivered to the Lender in accordance with Section 7.3(f) hereof); and a weekly Borrowing Base Certificate from a Responsible Officer of the General Partner presenting the Borrower's computation of the Borrowing Base will be periodically delivered to the Lender in accordance with Section 7.3(g) hereof. When and if the daily collection and application procedure for Receivables is implemented and is continuing in accordance with the provisions of Section 7.15(b) hereof, the Borrowing Base will be computed on a daily basis (based on all information reasonably available to the Lender, including without limitation, the periodic reports and listings delivered to the Lender in accordance with Sections 7.3(f) and 7.15(d) hereof), and a weekly Borrowing Base Certificate from a Responsible Officer of the General Partner shall continue to be periodically delivered to the Lender in accordance with Section 7.3(g) hereof.

         Borrowing Base Certificate shall mean a certificate substantially in the form of Exhibit H attached hereto.

         Business Day shall mean a day when the principal office in Dallas, Texas of the Lender is open for business and banks in New York City are generally open for business.

         Business Entity shall mean corporations, partnerships, joint ventures, joint stock associations, business trusts and other business entities.

         Capital Expenditures shall mean, with respect to any Person for any period, the capital expenditures of such person during such period determined in accordance with GAAP, consistently applied, and shall in any event include, without limitation, all expenditures made and liabilities incurred for the acquisition of any fixed asset, or improvement, replacement, substitution or addition thereto, which has a useful life of more than one year, and Capital Lease Obligations.

         Capital Lease Obligations shall mean the obligations of a Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal Property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board, as amended) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

         Closing Date shall mean April 1, 1999.

         Code shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder by the Internal Revenue Service.


CREDIT AGREEMENT - Page 4

         Collateral shall mean all collateral and security as described in the Security Documents.

         Commitments shall mean the Revolving Commitment and the Term Loan Commitment, collectively.

         Commitment Fee shall have the meaning assigned to it in Section 2.3(a).

         Compliance Certificate shall mean a certificate substantially in the form of Exhibit D attached hereto.

         Consequential Loss shall mean, with respect to (a) the Borrower's payment of principal of a LIBOR Borrowing on a day other than the last day of the applicable Interest Period, (b) the Borrower's failure to borrow a LIBOR Borrowing on the date specified by the Borrower for any reason, or (c) any cessation of the Adjusted LIBOR Rate to apply to the Revolving Loans or any part thereof pursuant to Section 2.9 hereof, in each case whether voluntary or involuntary, any loss, expense, penalty, premium or liability incurred by the Lender as a result thereof, including without limitation, any interest paid by the Lender to lenders of funds borrowed by it to make or carry the Revolving Loans and any other costs and expenses sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain the Revolving Loans. "Consequential Loss" also shall mean, with respect to the Borrower's payment of principal of the Term Loan on a day other than a Term Loan Payment Date, whether voluntary or involuntary, any loss, expense, penalty, premium or liability incurred by the Lender as a result thereof, including without limitation, any interest paid by the Lender to lenders of funds borrowed by it to make or carry the Term Loan and any other costs and expenses sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain the Term Loan.

         Consolidated shall mean, for any Person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) for such Person and all Subsidiaries thereof.

         Contingent Obligation shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee the payment or performance of any Indebtedness, leases, dividends or other obligations (collectively "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation, any obligation of the Person for whom Contingent Obligations is being determined, whether or not contingent, (a) to purchase any such primary obligation or other property constituting direct or indirect security therefor, (b) assume or contingently agree to become or be secondarily liable in respect of any such primary obligation, (c) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital for the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (d) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (e) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent


CREDIT AGREEMENT - Page 5

Obligation" shall not include (x) endorsements of checks or other negotiable instruments in the ordinary course of business or (y) issuance of indemnities in the ordinary course of business.

         Current Sum shall mean on any day the sum of (a) the outstanding principal balance of the Lender's Revolving Note on such day plus (b) the Letter of Credit Exposure Amount on such day.

         Discontinued Operations shall mean, as of any day, operations of the Borrower or any of its Subsidiaries which have been discontinued, and which, as of such day, have been fully terminated, disposed of or liquidated.

         Domestic Lending Office shall mean the office of the Lender specified as its "Domestic Lending Office" opposite its name on the signature pages hereof, or such other office of the Lender as the Lender may from time to time specify to the Borrower.

         EBITDA shall mean with respect to any Person for any period the sum of
(i) Net Income, (ii) Interest Expense, (iii) depreciation and amortization of assets, and (iv) federal, state and local income taxes, in each case of such Person for such period, computed and calculated in accordance with GAAP consistently applied.

         Eligibility Reserves shall mean such amounts as the Lender, in the exercise of its sole discretion, may from time to time establish against the gross amounts of Eligible Receivables or Eligible Inventory to reflect risk or contingencies arising after the Closing Date which may affect such items.

         Eligible Inventory means an amount equal to the lesser of (i) the original cost to Borrower, or (ii) the fair market value, of all its domestic raw materials and finished goods inventory owned by it at the time in question, determined on a first-in first-out basis in accordance with GAAP, (provided that, the cost or fair market value, as the case may be, of finished goods inventory eligible for inclusion in the Borrowing Base shall not exceed thirty-five percent (35.00%) of cost or fair market value, as the case may be, of raw materials eligible for inclusion in the Borrowing Base) so long as such inventory (a) is owned by Borrower free and clear of all Liens other than Liens permitted under Section 8.2 and, if held or stored on leased premises, is subject to the terms of a landlord's waiver and agreement executed by the landlord of such premises in form and substance acceptable to the Lender, (b) is fully and adequately insured with the Lender named as loss payee pursuant to
Section 7.7 and is located in the United States, (c) is not on lease or consignment or furnished under any contract of service from or to any Person to or from Borrower, (d) is subject to an enforceable and duly perfected first priority security interest in favor of the Lender, (e) is not in transit, (f) is in good and merchantable condition, meets all standards or regulations imposed by any Governmental Authority, where or when applicable, having regulatory authority over such goods, their use and/or sale and is either currently usable or currently saleable in the normal course of Borrower's business and is not, in the opinion of the Lender, work-in-process, unsaleable, damaged, slow moving, discontinued or non-current production, obsolete or otherwise not readily usable, and (g) is not a demonstration unit nor an AnyCard II.



CREDIT AGREEMENT - Page 6

         Eligible Receivables shall mean, as at any date of determination thereof, Receivables created by the Borrower (but only to the extent that such Receivables are Collateral hereunder and are subject to a first priority perfected Lien in favor of the Lender) in the ordinary course of business arising out of the sale of goods or rendering of services by the Borrower, which do, and at all times shall continue to, satisfy the standards of eligibility applicable thereto as established by the Lender in accordance with the terms hereof. Standards of eligibility for Receivables may be fixed and revised from time to time by the Lender in the Lender's reasonable, exclusive judgment; provided, that the Lender shall give the Borrower notice within a reasonable time after giving effect to any change in such standards of eligibility. In general, without limiting the foregoing, an Eligible Receivable must comply with all of the following requirements: (a) all payments due on the Receivable have been billed and invoiced in a timely fashion and in the normal course of business; (b) no payment is outstanding on the Receivable for more than 90 days after the date of invoice; (c) the payments due on 50% or more of all Receivables of the applicable account debtor are less than 90 days past the date of invoice; (d) the total Receivables owing to the Borrower by the applicable account debtor constitute 10% or less of the aggregate Receivables owing to the Borrower by all account debtors, or if the total Receivables of the applicable account debtor exceed 10% of the aggregate of all Receivables owing to the Borrower and its Subsidiaries by all account debtors, the Receivables of the applicable account debtor up to such respective percentage limit shall be deemed to constitute Eligible Receivables (subject to compliance with all other applicable standards of eligibility) and the Receivables of the applicable account debtor exceeding such respective percentage limit shall be included within Eligible Receivables (subject to compliance with all other applicable standards of eligibility) only if the Receivables exceeding such respective percentage limit are backed or secured by credit insurance reasonably satisfactory to the Lender in all respects and such credit insurance has been assigned to the Lender upon terms reasonably acceptable to the Lender in its discretion; (e) the Receivable is free and clear of all security interests, liens, charges and encumbrances of any nature whatsoever (except for the Lien in favor of the Lender); (f) the Receivable arose from a completed, outright and lawful sale of goods, to which title has passed to the applicable account debtor on an absolute sales basis, or from the rendering of services by or on behalf of the Borrower; (g) the Receivable constitutes an "account" within the meaning of the Uniform Commercial Code of the state in which the Borrower's principal offices are located; (h) the Borrower is not aware that the Receivable arises out of a bill and hold (other than Receivables which have been specifically identified to the Lender and for which, as a condition of eligibility, appropriate documentation has been delivered to the Lender), consignment or progress billing arrangement or is subject to any setoff, contra, offset, deduction, dispute, charge-back, credit, counterclaim or other defense arising out of the transactions represented by the Receivable or independently thereof (such Receivable to be excluded only to the extent of such setoff, contra, offset, etc., subject to compliance with all other standards of eligibility);
(i) the applicable account debtor has finally accepted the goods or services from the sale out of which the Receivable arose and has not objected to such account debtor's liability thereon or returned, rejected or repossessed any of such goods, except for complaints made or goods returned in the ordinary course of business for which, in the case of goods returned, goods of equal or greater value have been shipped in return (such Receivable to be excluded to the extent of such objection, return, rejection or repossession, subject to compliance with all other standards of eligibility); (j) the applicable account debtor is not any Governmental Authority, unless there has been in compliance reasonably satisfactory to the Lender in all respects with the Assignment of



CREDIT AGREEMENT - Page 7

Claims Act or similar state statutes; (k) the applicable account debtor is not an Affiliate of the Borrower or any Subsidiary; (l) the account debtor must be located in the United States, except for Receivables insured or backed by credit insurance or a letter of credit in form and substance reasonably acceptable to the Lender in all respects; (m) the Receivable complies with all material Legal Requirements (including without limitation, all usury laws, fair credit reporting and billing laws, fair debt collection practices and rules, and regulations relating to truth in lending and other similar matters); (n) the Receivable is in full force and effect and constitutes a legal, valid and binding obligation of the applicable account debtor enforceable in accordance with the terms thereof; (o) the Receivable is denominated in and provides for payment by the applicable account debtor in U.S. dollars; (p) the Receivable has not been and is not required to be charged or written off as uncollectible in accordance with GAAP; (q) if the Receivable is owing by an account debtor for which the Borrower must have filed a "Notice of Business Activities Report" or similar report in a state or states where failure to comply with such filing of notice precludes bringing suit against the applicable account debtor, the Borrower must have filed such requisite activities report or other similar report and otherwise be in compliance with such Legal Requirement to the extent necessary to allow the Borrower to bring suit against the applicable account debtor in the applicable state or states; and (r) the Lender is satisfied in its reasonable discretion with the credit standing of the applicable account debtor in relation to the amount of credit extended.

         Environmental Claim shall mean any third party (including any Governmental Authority) action, lawsuit, claim or proceeding (including claims or proceedings at common law) which seeks to impose or alleges any liability for
(i) noise; (ii) preservation, protection, conservation, pollution, contamination of, or releases or threatened releases of, Hazardous Substances into the air, surface water, ground water or land or the clean-up, abatement, removal, remediation or monitoring of such pollution, contamination or Hazardous Substances; (iii) generation, recycling, reclamation, handling, treatment, storage, disposal or transportation of Hazardous Substances (as defined under the Resource Conservation and Recovery Act and its regulations, as amended from time to time); (iv) exposure to Hazardous Substances; (v) the safety or health of employees or other Persons in connection with any of the activities specified in any other subclause of this definition; or (vi) the manufacture, processing, distribution in commerce, presence or use of Hazardous Substances. An "Environmental Claim" includes a common law action, as well as a proceeding to issue, modify or terminate an Environmental Permit, or to adopt or amend a regulation, to the extent that such a proceeding attempts to redress violations of the applicable permit, license, or regulation as alleged by any Governmental Authority.

         Environmental Liabilities shall mean all liabilities arising from any Environmental Claim, Environmental Permit or Requirement of Environmental Law under any theory of recovery, at law or in equity, and whether based on negligence, strict liability or otherwise, including: remedial, removal, response, abatement, restoration (including natural resources), investigative, or monitoring liabilities, personal injury and damage to property, natural resources or injuries to persons, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, and all costs and expenses necessary to cause the issuance, reissuance or renewal of any Environmental Permit including attorney's fees and court costs. Environmental Liability shall mean any one of them.



CREDIT AGREEMENT - Page 8

         Environmental Permit shall mean any permit, license, approval or other authorization under any applicable law, regulation and other requirement of the United States or of any state, municipality or other subdivision thereof relating to pollution or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, Hazardous Substances or toxic materials or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, recycling, presence, use, treatment, storage, disposal, transport, or handling of wastes, pollutants, contaminants or Hazardous Substances.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules, regulations, rulings and interpretations adopted by the Internal Revenue Service or the Department of Labor thereunder.

         ERISA Affiliate shall mean any trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary of the Borrower would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

         Event of Default shall mean any of the events specified in Section 9.1 hereof or otherwise specified as a Default in any other Loan Document, provided there has been satisfied any requirement in connection with any such event for the giving of notice or the lapse of time, or both, and Default shall mean any of such events, whether or not any such requirement for the giving of notice, or the lapse of time, or both, has been satisfied.

         Excess Interest Amount shall have the meaning attributed to such term in Section 2.11 hereof.

         Federal Funds Effective Rate shall mean, for any day, a rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

         Financial Officer shall mean, with respect to any Person, the Financial Officer of such Person.

         Fixed Rate means eight and four-tenths percent (8.4%) per annum.

         GAAP shall mean, as to a particular Person, those principles and practices (a) which are recognized as generally accepted accounting principles by the Financial Accounting Standards Board or any successor organization, (b) which are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the most recent audited financial statements of the relevant Person furnished to the Lender, and (c) which are consistently applied for all periods after the date hereof so as to reflect properly the financial condition, and results of operations and changes in financial position, of such Person. If any changes in accounting principles from those used in preparation of the financial statements




CREDIT AGREEMENT - Page 9
periodically required to be delivered to the Lender by the terms of this Agreement are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions by or other required by the Financial Accounting Standards Board or any successor or organization, and any of such changes results in a change of the method of calculation of, or affect the results of such calculation of, any financial covenant or financial standard or term found herein, then the parties hereto agree to continue to calculate financial covenants, standards and terms hereunder in accordance with GAAP as in existence on the Closing Date.

         General Partner means Tidel Cash Systems, Inc., a Delaware corporation, and sole general partner of Borrower.

         Governmental Authority shall mean any foreign governmental authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, instrumentality, department, commission, board, bureau, central bank, authority, court or other tribunal, in each case whether executive, legislative, judicial, regulatory or administrative, having jurisdiction over the Lender, the Borrower, any Subsidiary of the Borrower, or their respective Property.

         Guarantors shall mean each and every Person executing a Guaranty from time to time.

         Guaranty shall mean each and every guaranty of the Obligations from time to time executed and delivered to the Lender by any Guarantor, as amended, supplemented, modified, joined in pursuant to a Joinder Agreement and restated from time to time.

         Hazardous Substance shall mean any hazardous or toxic waste, substance or product or material defined or regulated from time to time by any applicable law, rule, regulation or order described in the definition of "Requirements of Environmental Law," including solid waste (as defined under RCRA or its regulations, as amended from time to time), petroleum and any fraction thereof, any radioactive materials and waste.

         Highest Lawful Rate shall mean the maximum non-usurious rate of interest permitted to be charged by the Lender under applicable laws (if any) of the United States or any state from time to time in effect.

         Indebtedness shall mean, as to any Person, without duplication: (a) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money; (b) any other indebtedness which is evidenced by a bond, debenture or similar instrument; (c) all Capital Lease Obligations of such Person; (d) all obligations of such Person for the deferred purchase price of Property or services (except current trade accounts payable arising in the ordinary course of business); (e) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person; (f) all indebtedness, liabilities, and obligations secured by any Lien on any Property owned by such Person even though such Person has not assumed or has not otherwise become liable for the payment of any such indebtedness, liabilities or obligations secured by such Lien; (g) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements (calculated on a basis



CREDIT AGREEMENT - Page 10
satisfactory to the Lender and in accordance with accepted practice); and (h) all other indebtedness, liabilities and obligations of such Person which are required to be included or listed in the liabilities section of such Person's balance sheet according to GAAP; provided, that such term shall not mean or include any Indebtedness in respect of which monies sufficient to pay and discharge the same in full (either on the expressed date of maturity thereof or on such earlier date as such Indebtedness may be duly called for redemption and payment) shall be deposited with a depository, agency or trustee acceptable to the Lender in trust for the payment thereof.

         Initial Public Offering shall mean the first firm commitment underwritten public offering of common stock to the general public under the Securities Act of 1933 which results in the common stock of Borrower being listed and publicly traded in the NASDAQ national market, American Stock Exchange or New York Stock Exchange.

         Interest Coverage Ratio shall mean, as of any date that the Interest Coverage Ratio is calculated, the ratio of (a) the remainder of (i) EBITDA of the Borrower, minus (ii) Capital Expenditures of the Borrower, to (b) cash Interest Expense, for the four (4) most recent consecutive fiscal quarters of the Borrower ending on or immediately prior to the date of determination of the Interest Coverage Ratio.

         Interest Expense shall mean, with respect to any Person for any period, the interest expense of such Person during such period determined in accordance with GAAP, consistently applied, and shall in any event include, without limitation, (a) the amortization of debt discounts, (b) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (c) the portion of any Capital Lease Obligation allocable to interest expense, (d) all fixed and calculable dividend payments on preferred stock, and (e) payments of interest expense in kind.

         Interest Option shall have the meaning given to such term in Section 2.8(a) hereof.

         Interest Payment Dates shall mean (a) the first Business Day of each calendar month prior to the Revolving Loan Maturity Date, commencing on [May] 1, 1999, and (b) the Revolving Loan Maturity Date. In addition to the Interest Payment Dates described in the preceding sentence, an Interest Payment Date for all LIBOR Borrowings shall be the last day of the Interest Period applicable thereto.

         Interest Period shall mean, as to any LIBOR Borrowing, the period commencing on the date of such LIBOR Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), two (2), three (3) or six (6) months thereafter, as the Borrower may elect in accordance herewith; provided, however, that (a) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to LIBOR Borrowings, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) no Interest Period shall end later than the Revolving Loan Maturity Date, and (c) interest shall



CREDIT AGREEMENT - Page 11
accrue from and including the first day of an Interest Period to, but excluding, the last day of such Interest Period.

         Interest Reserves shall mean an amount equal to all accrued and unpaid interest on the Loans and other Obligations.

         Investment shall mean the purchase or other acquisition of any securities or Indebtedness of, or the making of any loan, advance, transfer of Property or capital contribution to, any Person.

         Joinder Agreement shall mean any agreement, in Proper Form, executed by a Subsidiary of the Borrower from time to time in accordance with Section 7.10 hereof, pursuant to which such Subsidiary joins in the execution and delivery of a Guaranty.

         Legal Requirement shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

         Lender shall have the meaning assigned to such terms in the preamble of this Agreement.

         Letters of Credit shall mean all standby letters of credit and documentary sight letters of credit issued by the Lender for the account of the Borrower pursuant to the terms set forth in this Agreement.

         Letter of Credit Advances shall mean all sums which may from time to time be paid by the Lender pursuant to any and all of the Letters of Credit, together with all other sums, fees, reimbursements or other obligations which may be due to the Lender pursuant to any of the Letters of Credit.

         Letter of Credit Exposure Amount shall mean at any time the sum of (i) the aggregate undrawn amount of all Letters of Credit outstanding at such time plus (ii) the aggregate amount of all Letter of Credit Advances for which the Lender has not been reimbursed and which remain unpaid at such time.

         LIBOR Borrowing shall mean, as of any date, that portion of the principal balance of the Revolving Loans bearing interest at the Adjusted LIBOR Rate as of such date.

         LIBOR Lending Office shall mean the office of the Lender specified as its "LIBOR Lending Office" opposite or below its name on the signature pages hereof, or (if no such office is specified, its Domestic Lending Office), or such other office of the Lender as the Lender may from time to time specify in writing to the Borrower.

         LIBOR Rate shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to the Lender's portion of such LIBOR Borrowing and for a maturity equal to the applicable Interest Period are offered in



CREDIT AGREEMENT - Page 12
immediately available funds to the London branch of the Lender by leading lenders in the London interbank market for Eurodollars at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period.

         Lien shall mean, with respect to any asset of any Person, (a) any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind on such asset, whether based on common law, constitutional provision, statute or contract, (b) the interest of any vendor or a lessor under any conditional sale agreement, title retention agreement or capital lease relating to such asset, (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities, or (d) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of such Person owning such assets.

         Limited Partner means Tidel Services, Inc., a Delaware corporation, and sole limited partner of Borrower.

         Loan Documents shall mean this Agreement, the Notes, the Applications, the Security Documents, the Guaranties, the Joinder Agreements, the Letters of Credit, all instruments, certificates and agreements now or hereafter executed or delivered to the Lender pursuant to any of the foregoing, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.

         Loans shall mean the Revolving Loans made pursuant to Section 2.1 hereof and the Term Loan made pursuant to Section 3.1 hereof. Loan shall mean any one of the Loans.

         Lockbox Agreement shall collectively mean one or more lockbox agreements, in Proper Form, to be executed and delivered to the by the Borrower and each of its Subsidiaries required by the Lender, together with all modifications and/or replacements thereof which are approved in writing by the Lender. As of the Closing Date, the Borrower has previously executed and delivered to the Lender a Lockbox Agreement in substantially the form attached hereto as Exhibit C.

         Material Adverse Effect shall mean a material adverse effect on (a) the business, assets, operations, financial or other condition of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower and the Guarantors, taken as a whole, or the Borrower individually, to perform or pay the Obligations in accordance with the terms hereof or of any other Loan Document, or (c) the Lender's Lien on any material portion of the Collateral or the priority of such Lien.

         Monthly Unaudited Financial Statements shall mean the unaudited Consolidated and consolidating financial statements of a Person, which Statements shall include (a) a balance sheet as of the end of the respective fiscal month, (b) an income statement for such respective fiscal month, and for the fiscal year to date, subject to normal year-end adjustments, all setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and (c) a statement of cash flows for the fiscal year to date, subject to normal year-end adjustments, setting forth in comparative form the corresponding figures for the corresponding



CREDIT AGREEMENT - Page 13
period of the preceding fiscal year, all prepared in accordance with GAAP and certified as true and correct by a Responsible Officer of such Person. The Monthly Unaudited Financial Statements for the Borrower and its Subsidiaries shall be prepared on a Consolidated and consolidating basis in accordance with GAAP.

         Net Amount of Eligible Receivables shall mean and include at any time, without duplication, the gross amount of Eligible Receivables at such time less
(a) unpaid sales, excise, or similar taxes owed by the Borrower or any of its subsidiaries, and (b) returns, discounts, claims, credits and allowance of any nature at any time issued, owing, granted, outstanding, available or claimed.

         Net Income shall mean gross revenues and other proper income credits for such Person, less all proper expenses and other income charges for such Person, including taxes on income, all determined in accordance with GAAP; provided, that there shall not be included in such revenues any extraordinary or nonrecurring items, as determined in accordance with GAAP.

         Notes shall mean, individually and collectively, the Revolving Note and the Term Note.

         Obligations shall mean, without duplication, all obligations, liabilities and Indebtedness of the Borrower and the Guarantors with respect to the Security Documents and other Loan Documents, including without limitation,
(a) the principal of and interest on the Loans and (b) the payment or performance of all other obligations, liabilities and Indebtedness of the Borrower or the Guarantors to the Lender hereunder, under the Notes, under the Letters of Credit, under the Applications or under any one or more of the other Loan Documents, including all fees, costs, expenses and indemnity obligations hereunder and thereunder.

         Organizational Documents shall mean, with respect to a corporation, the certificate of incorporation, articles of incorporation and bylaws of such corporation; with respect to a partnership, the partnership agreement and the certificate of limited partnership establishing such partnership; with respect to a joint venture, the joint venture agreement establishing such joint venture, and with respect to a trust, the instrument establishing such trust; in each case including any and all modifications thereof as of the date of the Loan Document referring to such Organizational Document and any and all future modifications thereof which are consented to by the Lender.

         Parties shall mean all Persons other than the Lender executing any Loan Document.

         Past Due Rate shall mean, on any day, the lesser of (a) the sum of (i) the Alternate Base Rate, plus (ii) one percent (1%) or (b) the Highest Lawful Rate, if any, applicable to the Lender on such day.

         PBGC shall mean the Pension Benefit Guaranty Corporation.

         Permitted Affiliate Transactions shall mean



CREDIT AGREEMENT - Page 14

         (a) full-time employment agreements and incentive compensation programs with employees on commercially reasonable terms;

         (b) officer, director or employee loans for work related expenditures;

         (c) advances to directors, officers or employees of the General Partner, the Borrower and/or its Subsidiaries to provide for the payment of reasonable expenses incurred by such Persons in the performance of such Persons' responsibilities to the Borrower; and

         (d) indemnities provided on behalf of officers, directors or employees of the General Partner, the Borrower and/or in its Subsidiaries as determined in good faith by the Borrower's Board of Directors or senior management.

         Permitted Dispositions shall mean the following dispositions of assets:

         (a) sales of inventory and other assets in the ordinary course of business and for fair and adequate consideration;

         (b) dispositions of damaged, worn-out or obsolete Property, or Property which is no longer necessary for the proper conduct of any Person's business;

         (c) the abandonment of any assets or Properties which are no longer useful for the proper conduct of business and cannot (after good faith efforts to sell the same) be sold;

         (d) the liquidation of Permitted Investment Securities;

         (e) transfers of Property from the Borrower to its domestic Subsidiaries (whether presently existing or hereafter created in accordance with the other provisions of this Agreement) or from one Subsidiary of the Borrower to another domestic Subsidiary of the Borrower, provided, that if the entity to whom such transfer or disposition is made is not the Borrower or is not yet a Guarantor, simultaneously with such transfer, such entity executes and delivers to the Lender a Joinder Agreement, together with all of the requested Security Documents, as required at such time by the Lender, appropriately completed;

         (f) sale/leaseback transactions permitted pursuant to Section 8.15 hereof; and

         (g) leases to any Person of real Property of the Borrower, provided that the terms (including lease term and rent) of such leases are commercially reasonable.

         Permitted Investments shall mean

         (a) the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

         (b) Investments in Permitted Investments Securities;



CREDIT AGREEMENT - Page 15

         (c) Investments representing Stock or obligations issued to the Borrower or its Subsidiaries in settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Borrower and/or its Subsidiaries;

         (d) Investments made as a result of the receipt of non-cash consideration from a Permitted Disposition;

         (e) to the extent that any manufacturing and licensing agreements constitute Investments, any such arrangements entered into in the ordinary course of business; and

         (f) any Stock owned and held by the Borrower or any of its Subsidiaries in (1) any wholly-owned, domestic Subsidiary of the Borrower created by the Borrower for purposes of receiving one or more transfers of Property from the Borrower or any of its other Subsidiaries pursuant to the terms of clause (e) of the "Permitted Dispositions" definition set forth above or (2) any other wholly-owned Subsidiary of the Borrower created or acquired with the prior written consent of the Lender after the Closing Date; and

         Permitted Investment Securities shall mean: (1) readily marketable, direct obligations of the United States of America or any agency or wholly owned corporation thereof which are backed by the full faith and credit of the United States, (2) certificates of deposit or other short-term direct obligations of
(i) the Lender, or (ii) any other financial institutions having capital and surplus in excess of $5,000,000,000, and (3) other Investments mutually agreed to in writing by the Borrower and the Lender; provided, that in each case described in clauses (1) and (2), such obligation shall mature not more than one
(1) year from the acquisition thereof.

         Person shall mean any individual, corporation, business trust, unincorporated organization or association, partnership, joint venture, Governmental Authority or any other form of entity.

         Plan shall mean any plan subject to Title IV of ERISA and maintained for employees of the Borrower or of any member of a "controlled group of corporations," as such term is defined in the Code, of which the Borrower, any of its Subsidiaries or any ERISA Affiliate it may acquire from time to time is a part, or any such plan to which the Borrower, any of its Subsidiaries or any ERISA Affiliate is required to contribute on behalf of its employees.

         Prime Rate shall mean the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank, or its successor financial institution, at its principal office in New York City as its prime rate in effect at such time. Without notice to the Borrower or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said prime rate shall fluctuate, with each such change to be effective as of the date of each change in such prime rate. THE PRIME RATE IS A REFERENCE RATE AND DOES NOT NECESSARILY REPRESENT THE LOWEST OR BEST RATE ACTUALLY CHARGED BY THE CHASE MANHATTAN BANK OR SUCH SUCCESSOR FINANCIAL INSTITUTION TO ANY OF ITS CUSTOMERS. THE CHASE MANHATTAN BANK OR SUCH SUCCESSOR FINANCIAL INSTITUTION MAY MAKE COMMERCIAL LOANS OR OTHER LOANS AT RATES OF INTEREST AT, ABOVE AND BELOW THE PRIME RATE.



CREDIT AGREEMENT - Page 16

         Principal Office shall mean the principal office in Dallas, Texas of the Lender, or at such other place as the Lender may from time to time by notice to the Borrower designate.

         Prior Term Loan means the term loan in the original principal sum of $640,000.00, evidenced by the Prior Term Note.

         Prior Term Note means the promissory note in the original principal sum of $640,000.00, dated May 29, 1998, executed by Tidel Engineering, Inc, a Delaware corporation, and the Ultimate Parent, as co-makers.

         Proper Form shall mean in form and substance reasonably satisfactory to the Lender.

         Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

         Quarterly Unaudited Financial Statements shall mean the unaudited Consolidated financial statements of a Person, which Statements shall include
(a) a balance sheet as of the end of the respective fiscal quarter, (b) an income statement for such respective fiscal quarter, and for the fiscal year to date, subject to normal year-end adjustments, all setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and (c) a statement of cash flows for the fiscal year to date, subject to normal year-end adjustments, setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all prepared in accordance with GAAP and certified as true and correct by a Responsible Officer of such Person. The Quarterly Unaudited Financial Statements for the Ultimate Parent and for the Borrower shall be prepared on a Consolidated basis in accordance with GAAP.

         Rate Selection Date shall mean that Business Day which is (a) in the case of the Alternate Base Rate Borrowings, the date of such borrowing, or (b) in the case of LIBOR Borrowings, the date two (2) Business Days preceding the first day of any proposed Interest Period.

         Rate Selection Notice shall have the meaning ascribed to such term in
Section 2.8(b)(1) hereof.

         Receivables shall mean and include all of the accounts, instruments, documents, chattel paper and general intangibles of the Borrower or any of its Subsidiaries, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Lender.

         Refinancing Indebtedness shall mean any Indebtedness of the Borrower or its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of such Person, provided, that (a) the principal amount of such Refinancing Indebtedness does not exceed the then outstanding principal amount of the Indebtedness so extended, refinanced, renewed, replace, defeased or refunded (plus the amount of reasonable expenses and any premium or penalty paid in



CREDIT AGREEMENT - Page 17
connection with such extension, refinancing, renewal, replacement, defeasance or refund in accordance with the terms of the documents governing the original issuance of such Indebtedness); (b) the interest rates, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions (with respect to any Subordinated Indebtedness), collateral security provisions (or absence thereof) and other terms of such Refinancing Indebtedness are in each case the same or more favorable to the Borrower and/or its Subsidiaries as those in the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded; and (c) no Default or Event of Default has occurred and is continuing or would result from the issuance or origination of such Refinancing Indebtedness.

         Regulation D shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation relating to reserve requirements applicable to member lenders of the Federal Reserve System.

         Regulatory Change shall mean any change on or after the date of this Agreement in any Legal Requirement (including Regulation D) or the adoption or making on or after such date of any interpretation, directive or request applying to a class of lenders including the Lender under any Legal Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

         Reportable Event shall mean a Reportable Event as defined in Section 4043(b) of ERISA.

         Request for Extension of Credit shall mean a written request for extension of credit substantially in the form of Exhibit E attached hereto.

         Requirements of Environmental Law shall mean all requirements imposed by any law (including The Resource Conservation and Recovery Act, The Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Clean Air Act, and any state analogues of any of the foregoing), rule, regulation, or order of any Governmental Authority now or hereafter in effect which relate to (i) noise; (ii) pollution, protection or cleanup of the air, surface water, ground water or land; (iii) solid, liquid or gaseous waste or Hazard Substance generation, recycling, reclamation, release, threatened release, treatment, storage, disposal or transportation; (iv) exposure of Persons or property to Hazardous Substances; (v) the safety or health of employees or other Persons; or (vi) the manufacture, presence, processing, distribution in commerce, use, discharge, releases, threatened releases, emissions or storage of Hazardous Substances into the environment. Requirement of Environmental Law shall mean any one of them.

         Responsible Officer shall mean, with respect to any Person, any president or vice president, or the Financial Officer or controller of such Person.

         Revolving Commitment shall mean the obligation of the Lender to make Revolving Loans and incur liability for the Letter of Credit Exposure Amount in an aggregate principal amount at any one time outstanding up to, but not exceeding, $7,000,000 (as the same may be reduced from time to time pursuant to Section 2.4 hereof).



CREDIT AGREEMENT - Page 18

         Revolving Loan Maturity Date shall mean the earlier of (a) May 31, 2000, (b) any date that the Revolving Commitment is terminated in full by the Borrower pursuant to Section 2.4 hereof, and (c) any date the Revolving Loan Maturity Date is accelerated by the Lender pursuant to Section 9.1 hereof.

         Revolving Loans shall mean the Revolving Loans made pursuant to Section
2.1 hereof. Revolving Loan shall mean any one of the Revolving Loans.

         Revolving Note shall mean the promissory note, substantially in the form of Exhibit A attached hereto, of the Borrower evidencing the Revolving Loans, payable to the order of the Lender in the amount of the Lender's Revolving Commitment, and all renewals, extensions, modifications, rearrangements and replacements thereof and substitutions therefor.

         Security Agreements shall mean (a) the Security Agreement (Personal Property) of even effective date herewith, between the Borrower and the Lender, covering all Receivables, inventory and all other related tangible and intangible personal Property of the Borrower more particularly described therein, (b) any and all other security agreements, pledge agreements, collateral assignments or other similar documents now or hereafter executed in favor of the Lender as security for the payment or performance of any and or all of the Obligations, and (c) any amendment, modification, restatement or supplement of all or any of the above-described agreements and assignments.

         Security Documents shall mean the Security Agreements, the Guaranties, all related financing statements and any and all other agreements, mortgages, deeds of trust, chattel mortgages, security agreements, pledges, guaranties, assignments of income, assignments of contract rights, assignments or pledges of stock or partnership interests, standby agreements, subordination agreements, undertakings and other instruments and financing statements now or hereafter executed and delivered in connection with, or as security for, the payment and performance of the Obligations, as any of them may from time to time be amended, modified, restated or supplemented.

         Statutory Reserves shall mean (a) with respect to the Adjusted LIBOR Rate, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority to which the Lender is subject with respect to the Adjusted LIBOR Rate for Eurocurrency Liabilities (as defined in Regulation D), including without limitation, those reserve percentages imposed under Regulation D, and (b) with respect to the Base CD Rate, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including, without limitation, any marginal, special, emergency or supplemental reserves) expressed as a decimal, established by the Board of Governors of the Federal Reserve System of the United States or any banking authority to which the Lender is subject with respect to the Base CD Rate for new negotiable non-personal time deposits in U.S. dollars of over $100,000 with maturities approximately equal to three months. Statutory



CREDIT AGREEMENT - Page 19

Reserves shall be adjusted automatically on and as of the effective date of any change in any applicable reserve percentage. For purposes hereof, LIBOR Borrowings shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D) and as such, shall be deemed to be subject to such reserve requirements of Regulation D without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Lender under Regulation D.

         Stock shall mean as to a Business Entity, all capital stock or other indicia of equity rights issued by such Business Entity from time to time.

         Subordinated Indebtedness shall mean, with respect to the Borrower or any Guarantor, Indebtedness subordinated in right of payment to the Borrower's or such Guarantor's monetary Obligations on terms satisfactory to and approved in writing by the Lender.

         Subsidiary shall mean, as to a particular parent Business Entity, any Business Entity of which more than fifty percent (50%) of the Stock issued by such Business Entity is at the time directly or indirectly owned by such parent Business Entity or by one or more of its Affiliates.

         Tangible Net Worth shall mean, as to any Person at any time, (a) the sum of all such Person's assets, determined in accordance with GAAP less (b) the sum of all such Person's liabilities, determined in accordance with GAAP, less
(c) the amount of any write-up subsequent to the effective date of this Agreement in the value of any asset above the cost or depreciated costs thereof to such Person, less (d) the book value of all assets which would be treated as intangibles under GAAP, including without limitation, good will, trademarks, trade names, patents, copyrights and licenses.

         Term Loan shall mean the Term Loan made pursuant to Section 3.1 hereof.

         Term Loan Commitment shall mean the obligation of the Lender to make the Term Loan in an aggregate principal amount of Five Hundred Forty-Four Thousand and No/100 Dollars ($544,000.00).

         Term Loan Maturity Date shall mean the earlier of (a) May 31, 2003, and
(b) any date the Term Loan Maturity Date is accelerated by the Lender pursuant to Section 9.1 hereof.

         Term Loan Payment Date means each May 31, August 31, November 30 and February 28 during the term of the Term Loan, beginning May 31, 1999.

         Term Note shall mean the promissory note, substantially in the form of Exhibit B attached hereto, of the Borrower and Ultimate Parent evidencing the Term Loan, payable to the order of the Lender in the amount of the Lender's Term Loan Commitment, and all renewals, extensions, modifications, rearrangements and replacements thereof and substitutions therefor.

         Three-Month Secondary CD Rate shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the



CREDIT AGREEMENT - Page 20

Federal Reserve System of the United States through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of such Board of Governors, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m. on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Lender from three New York City negotiable certificate of deposit dealers of recognized standing selected by the Lender.

         Ultimate Parent shall have the meaning assigned to such term in the preamble of this Agreement.

         Unused Revolving Commitment shall mean the daily difference of the Lender's Revolving Commitment on such day less the Current Sum applicable to the Lender on such day.

         1.2 Accounting Terms and Determinations. Except where specifically otherwise provided:

         (a) the symbol "$" and the word "dollars" shall mean lawful money of the United States of America;

         (b) any accounting term not otherwise defined shall have the meaning ascribed to it under GAAP;

         (c) unless otherwise expressly provided, any accounting concept and all financial covenants shall be determined on a Consolidated basis, and financial measurements shall be computed without duplication;

         (d) wherever the term "including" or any of its correlatives appears in the Loan Documents, it shall be read as if it were written "including (by way of example and without limiting the generality of the subject or concept referred
to);"

         (e) wherever the word "herein" or "hereof" is used in any Loan Document, it is a reference to that entire Loan Document and not just to the subdivision of it in which the word is used;

         (f) references in any Loan Document to Section numbers are references to the Sections of such Loan Document;

         (g) references in any Loan Document to Exhibits, Schedules, Annexes and Appendices are to the Exhibits, Schedules, Annexes and Appendices to such Loan Document, they shall be deemed incorporated into such Loan Document by reference;

         (h) any term defined in the Loan Documents which refers to a particular agreement, instrument or document shall also mean, refer to and include all modifications, amendments,



CREDIT AGREEMENT - Page 21
supplements, restatements, renewals, extensions and substitutions of the same; provided that nothing in this subsection shall be construed to authorize any such modification, amendment, supplement, restatement, renewal, extension or substitution except as may be permitted by other provisions of the Loan Documents;

         (i) all times of day used in the Loan Documents mean local time in Dallas, Texas; and

         (j) defined terms may be used in the singular or plural, as the context requires.

2. Revolving Loans; Letters of Credit; Revolving Note; Payments; Prepayments; Interest Rates.

         2.1 Revolving Commitment. Subject to the terms and conditions hereof, the Lender agrees to make Revolving Loans to the Borrower from time to time on and after the Closing Date until, but not including, the Revolving Loan Maturity Date, in an aggregate principal amount at any one time outstanding (including the Lender's Letter of Credit Exposure Amount at such time) up to, but not exceeding the Lender's Revolving Commitment. Notwithstanding the foregoing, the aggregate principal amount of the Revolving Loans outstanding at any time shall not exceed (a) the lesser of (i) the Revolving Commitment and (ii) the applicable Borrowing Base at such time less (b) the Letter of Credit Exposure Amount at such time. Subject to the conditions herein, any such Revolving Loan repaid prior to the Revolving Loan Maturity Date may be re-borrowed as an additional Revolving Loan by the Borrower pursuant to the terms of this Agreement.

         2.2 Revolving Loans.

                  (a) Subject to Sections 5.1 and 5.2 hereof, (i) all Revolving Loans shall be advanced in accordance with the Lender's Revolving Commitment; and (ii) the initial Revolving Loans shall be made on the Closing Date by the Lender against delivery of the Revolving Note.

                  (b) When requesting a Revolving Loan hereunder, the Borrower shall give the Lender notice of a request for a Revolving Loan in accordance with Section 5.1(a) hereof.

                  (c) Except as otherwise provided or specified in Section 2.2(f) below, the Lender shall make its Revolving Loans available on the proposed dates thereof by, as soon as practicable, but in no event later than 5:00 p.m. on such date, crediting the amount to a general deposit account designated and maintained by the Borrower with the Lender at the Principal Office.

                  (d) Each Revolving Loan made by the Lender on any date shall be in an amount greater than $10,000; provided, however, that the LIBOR Borrowings made on any date shall be in a minimum aggregate principal amount of $500,000, with any increases over such minimal amount being in integral aggregate multiples of $100,000.



CREDIT AGREEMENT - Page 22

                  (e) When and if the daily collection and application procedures for Receivables are implemented and are continuing in accordance with the provisions of Section 7.15(b) hereof, the Lender shall render to the Borrower each month a statement of the Borrower's account of all transactions which shall be deemed to be correct and accepted by and be binding upon the Borrower unless the Lender receives a written statement of the Borrower's exceptions to such account statement within thirty (30) days after such statement was rendered to the Borrower.

         2.3 Commitment and Other Fees.

                  (a) In consideration of the Lender's Revolving Commitment, the Borrower agrees to pay to the Lender a commitment fee ("Commitment Fee") (computed on the basis of the actual number of days elapsed in a year composed of 360 days, subject to the terms of Section 10.6 hereof) in an amount equal to the product of (A) one quarter of one percent (0.25%) times (B) the Lender's Unused Revolving Commitment. The Commitment Fee shall be due and payable in arrears (i) on the first Business Day of each December, March, June and September prior to the Revolving Loan Maturity Date, commencing June 1, 1999, and (ii) on the Revolving Loan Maturity Date, with each Commitment Fee to commence to accrue as of the date hereof and to be effective as to any reduction in the Revolving Commitment as of the date of any such decrease, and each Commitment Fee shall cease to accrue (except with respect to interest at the Past Due Rate on any unpaid portion thereof) on the Revolving Loan Maturity Date. All past due Commitment Fees shall bear interest at the Past Due Rate and shall be payable upon demand by the Lender.

                  (b) When and if the daily collection and application procedures for Receivables are implemented and are continuing in accordance with the provisions of Section 7.15(b) hereof, the Borrower hereby agrees to pay to the Lender an administration fee in the amount of $10,000 per annum, payable in advance in semi-annual installments of $5,000, commencing on any date such daily collection procedures are implemented, and thereafter semi-annually on the same Business Day of each subsequent six-month period in which such daily collection procedures are continuing; provided, however, prior to the implementation of such collection procedures, Borrower hereby agrees to pay the Lender an administration fee in the amount of $5,000 per annum, payable in advance with the first payment being due and payable on [the Closing Date (such amount having been paid)] and annually thereafter, on each anniversary of the Closing Date.

         2.4 Termination and Reductions of Revolving Commitment.

                  (a) Upon at least five (5) Business Days' prior irrevocable written notice to the Lender, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitment; provided, however, that the Revolving Commitment shall not be reduced at any time to an amount not less than the aggregate of the Lender's Current Sum outstanding at such time. Each partial reduction of the Revolving Commitment shall be in a minimum of $500,000 or an integral multiple of $100,000 in excess thereof.



CREDIT AGREEMENT - Page 23

                  (b) Simultaneously with any termination or reduction, in whole or in part, of Revolving Commitment pursuant to Section 2.4(a) above, the Borrower hereby agrees to pay to the Lender, (i) the Commitment Fee due and owing through and including date of such termination or reduction on the amount of the Revolving Commitment of the Lender so terminated or reduced and (ii) unless such termination or reduction is accomplished with the proceeds of an Initial Public Offering, a prepayment fee equal to one percent (1.00%) of the Revolving Commitment of the Lender so terminated or reduced if such termination or reduction occurs on or before the first anniversary of the Closing Date. After the first anniversary date of the Closing Date, the Revolving Commitment may be terminated or reduced, in whole or in part, without any prepayment fee, penalty or other similar charge.

                  (c) To effect the payment of any and all Commitment Fees and all other Obligations outstanding and owing hereunder or under any other Loan Documents, subject to the provisions of Sections 2.1 and 5.1 hereof, the Lender may, but shall not be obligated to, make a Revolving Loan if (i) such Revolving Loan is to be made prior to the Revolving Loan Maturity Date, (ii) the Availability would be equal to or greater than zero after giving effect to such Revolving Loan, and (iii) no Default or Event of Default shall have occurred which is then continuing. The inability of the Lender to cause the payment of any such Commitment Fees or other Obligations in accordance with the preceding sentence shall not in any way whatsoever affect the Borrower's and Guarantors' obligation to otherwise pay such amounts in accordance with the applicable terms hereof or of any other Loan Documents.

         2.5 Mandatory and Voluntary Prepayments.

                  (a) If the Current Sum applicable to the Lender at any time exceeds the Lender's Revolving Commitment, the Lender shall notify the Borrower of the deficiency (such notice being permitted to be given orally and need not be in writing) and the Borrower shall immediately make a prepayment on the Lender's Revolving Note or otherwise reimburse Lender for Letter of Credit Advances or cause one or more Letters of Credit to be canceled and surrendered in an amount sufficient to reduce the Lender's Current Sum to an amount no greater than the Lender's Revolving Commitment. Any prepayments required by this subparagraph (a) shall be applied to outstanding Alternate Base Rate Borrowings up to the full amount thereof before such prepayments are applied to outstanding LIBOR Borrowings (together with any Consequential Loss resulting from such prepayment).

                  (b) The Borrower shall make prepayments of the Revolving Loans from time to time so that the Availability equals or exceeds zero at all times. Specifically, if the Availability at any time is less than zero, the Lender shall notify the Borrower of the deficiency (such notice being permitted to be given orally and need not be in writing) and the Borrower shall immediately make a prepayment on the Revolving Note or otherwise reimburse the Lender for Letter of Credit Advances or cause one or more Letters of Credit to be canceled and surrendered in an amount sufficient to cause the Availability to be at least equal to zero. Any prepayments required by this subparagraph (b) shall be applied to outstanding Alternate Base Rate Borrowings up to the full amount thereof before such prepayments are applied to outstanding LIBOR Borrowings (together with any Consequential Loss resulting from such prepayment).



CREDIT AGREEMENT - Page 24

         (c) In addition to the mandatory prepayments required by Sections 2.5(a) and above, the Borrower shall have the right, at its option and subject to the requirements of Section 2.4, to prepay any of the Revolving Loans in whole at any time or in part from time to time, without premium or penalty, except as otherwise provided in Section 2.4, this Section 2.5 or subsections
(a), (b) or (c) of Section 2.9 hereof. Each prepayment under this subsection shall applied to the prepayment of the aggregate unpaid principal amount of the Revolving Note. Prepayments under this subparagraph (c) shall be subject to the following additional conditions:

                           (1) In giving notice of prepayment as hereinafter provided, the Borrower shall specify, for the purpose of paragraphs (2) and (3) immediately following, the manner of application of such prepayment as between Alternate Base Rate Borrowings and LIBOR Borrowings; provided, that in no event shall any LIBOR Borrowing be partially prepaid.

                           (2) Prepayments applied to any LIBOR Rate Borrowing may be made on any Business Day, provided, that (i) the Borrower shall have given the Lender at least five (5) Business Days' prior irrevocable written or telecopied notice of such prepayment, specifying the principal amount of the LIBOR Borrowing to be prepaid, the particular LIBOR Borrowing to which such prepayment is to be applied and the prepayment date; and (ii) if such prepayment is made on any day other than the last day of the Interest Period corresponding to the LIBOR Borrowing to be prepaid, the Borrower shall pay directly to the Lender, on the last day of such Interest Period, the Consequential Loss as a result of such prepayment.

                           (3) Prepayments applied to any Alternate Base Rate Borrowing may be made on any Business Day, provided that the Borrower shall have given the Lender prior irrevocable written notice or notice by telephone (which is to be promptly confirmed in writing) of such prepayment on the Business Day of such prepayment, specifying the principal amount of the Alternate Base Rate Borrowing to be prepaid.

                  (d) Notice of any prepayment having been given, the principal amount specified in such notice, together with (in the case of any prepayment of a LIBOR Borrowing) interest thereon to the date of prepayment, shall be due and payable on such prepayment date.

         2.6 Revolving Note; Payments.

                  (a) All Revolving Loans made by Lender to the Borrower shall be evidenced by a single Revolving Note dated as of the Closing Date, delivered and payable to the Lender in a principal amount equal to the Lender's Revolving Commitment as of the Closing Date.

                  (b) The outstanding principal balance of each and every Revolving Loan, as evidenced by the Revolving Note, shall mature and be fully due and payable on the Revolving Loan Maturity Date.



CREDIT AGREEMENT - Page 25

                  (c) Subject to Section 10.6 hereof, the Borrower hereby agrees to pay accrued interest on the unpaid principal balance of the Revolving Loans on the Interest Payment Dates, commencing the first of such dates to occur after the date hereof. After the Revolving Loan Maturity Date, accrued and unpaid interest on the Revolving Loans shall be payable on demand.

                  (d) To effect payment of accrued interest owing on the Revolving Loans as of the Interest Payment Dates, subject to the provisions of Sections 2.1 and 5.1 hereof, the Lender may, but shall not be obligated to, make a Revolving Loan to pay in full the amount of accrued interest owing and payable on the Revolving Loans as of the respective Interest Payment Date if (i) such Revolving Loan is to be made prior to the Revolving Loan Maturity Date, (ii) the Availability would be equal to or greater than zero after giving effect to such Revolving Loan, and (iii) no Default or Event of Default shall have occurred which is then continuing. The inability of the Lender to cause a payment of any accrued interest owing on the Revolving Loans on any Interest Payment Date as of the respective due date thereof in accordance with the preceding sentence shall not in any way whatsoever effect the Borrower's obligation to otherwise pay such amounts in accordance with the applicable terms hereof or any other Loan Documents.

         2.7 Application of Payments and Prepayments.

                  (a) Except as otherwise provided in Sections 2.5(a) and (b) hereof, prepayments on the Revolving Note shall be applied to payment of the aggregate unpaid principal amounts of the Revolving Note, with the balance of any such prepayments, if any, being applied to accrued interest. Payments of accrued interest on the Revolving Note in accordance with Section 2.6(c) hereof shall be applied to the aggregate accrued interest then outstanding under the Revolving Note, while payment by the Borrower of the aggregate principal amount outstanding under the Revolving Note on the Revolving Loan Maturity Date shall be applied to principal.

                  (b) All sums payable by the Borrower to the Lender hereunder or pursuant to the Revolving Note shall be payable in United States dollars in immediately available funds not later than 12:00 noon on the date such payment or prepayment is due and shall be made without set-off, counterclaim or deduction of any kind. Any such payment or prepayment received and accepted by the Lender after 12:00 noon shall be considered for all purposes (including the payment of interest, to the extent permitted by law) as having been made on the next succeeding Business Day. All such payments or prepayments shall be made at the Principal Office. If any payment or prepayment becomes due and payable on a day which is not a Business Day, then the date for the payment thereof shall be extended to the next succeeding Business Day and interest shall be payable thereon at the then applicable rate per annum during such extension

         2.8 Interest Rates for Revolving Loans.

                  (a) Subject to Section 10.6 hereof, the Revolving Note shall bear interest on their respective outstanding principal balances at the Alternate Base Rate; provided, that (1) all past due principal and interest shall bear interest at the Past Due Rate, which shall be payable on demand, and
(2) subject to the provisions hereof, the Borrower shall have the option of having all or any portion of the principal balances from time to time outstanding under the Revolving



CREDIT AGREEMENT - Page 26

Note bear interest until their respective maturities at a rate per annum equal to the Adjusted LIBOR Rate (together with the Alternate Base Rate, individually herein called an "Interest Option" and collectively called "Interest Options"). The records of the Lender with respect to Interest Options, Interest Periods and the amounts of Revolving Loans to which they are applicable shall be binding and conclusive, absent manifest error. Interest on the Revolving Loans shall be calculated at the Alternate Base Rate, except where it is expressly provided pursuant to this Agreement that the Adjusted LIBOR Rate is to apply.

                  (b) The Borrower shall have the right to designate or convert its Interest Options in accordance with the provisions hereof. Provided no Default or Event of Default has occurred and is continuing and subject to the provisions of the last sentence of Subsection 2.8(a) hereinabove and of Section
2.9 hereof, the Borrower may elect to have the Adjusted LIBOR Rate apply or continue to apply to all or any portion of the principal balances of the Revolving Note. Each change in Interest Options shall be a conversion of the rate of interest applicable to the specified portion of the Revolving Loans, but such conversion alone shall not change the outstanding principal balance of the Revolving Note. The Interest Options shall be designated or converted in the manner provided below:

                           (1) The Borrower shall give the Lender notice by telephone, promptly confirmed by written notice (the "Rate Selection Notice") substantially in the form of Exhibit F hereto. Each such telephone and written notice shall specify the amount and type of borrowings which are the subject of the designation, if any; the amount and type of borrowings into which such borrowings are to be converted or for which an Interest Option is designated; the proposed date for the designation or conversion (which, in the case of conversion of LIBOR Borrowings, except as provided in Section 2.9 hereof, shall be the last day of the Interest Period applicable thereto) and the Interest Period or Periods, if any, selected by the Borrower. Such notice by telephone shall be irrevocable and shall be given to the Lender no later than the applicable Rate Selection Date. If (x) a new Revolving Loan is to be a LIBOR Borrowing, (y) an existing LIBOR Borrowing is maturing at the time that a new Revolving Loan is being requested and the Borrower is electing to have such existing portion of the outstanding principal balance of the Revolving Note going forward bear interest at the same Interest Option and for the same Interest Period as the new Revolving Loan, or (z) a portion of an Alternate Rate Borrowing is to be converted so as to bear interest at the same Interest Option and for the same Interest Period as the new Revolving Loan, then the Rate Selection Notice shall be included in the Request for Extension of Credit applicable to the new Revolving Loan, which shall be given to the Lender no later than the applicable Rate Selection Date.

                           (2) No more than three (3) LIBOR Borrowings and corresponding Interest Periods shall be outstanding at any one time. Each LIBOR Borrowing shall be in a minimum aggregate principal amount of at least $500,000, with any increases over such minimum amount being in integral aggregate multiples of $100,000.

                           (3) Principal included in any borrowing shall not be included in any other borrowing which exists at the same time.



CREDIT AGREEMENT - Page 27

                           (4) Each designation or conversion shall occur on a Business Day.

                           (5) Except as provided in Section 2.9 hereof, no LIBOR Borrowing shall be converted on any day other than the last day of the applicable Interest Period.

                  (c) All interest and fees (including the Commitment Fee) will be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, unless the effect of so computing shall be to cause the rate of interest to exceed the Highest Lawful Rate.

         2.9 Special Provisions Applicable to LIBOR Borrowings.

                  (a) If, after the date of this Agreement, the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by the Lender with any request or directive (whether or not having the force of law) of any Governmental Authority shall at any time make it unlawful or impossible for the Lender to permit the establishment of or to maintain any LIBOR Borrowing, the commitment of the Lender to establish or maintain the Adjusted LIBOR Rate affected by such adoption or change shall forthwith be canceled and the Borrower shall forthwith, upon demand by the Lender to the Borrower, (1) convert the Adjusted LIBOR Rate with respect to which such demand was made to the Alternate Base Rate; (2) pay all accrued and unpaid interest to date on the amount so converted; and (3) pay any amounts required to compensate the Lender for any additional cost or expense which the Lender may incur as a result of such adoption of or change in such Legal Requirement or in the interpretation or administration thereof and any Consequential Loss which the Lender may incur as a result of such conversion to the Alternate Base Rate. If, when the Lender so notifies the Borrower, the Borrower has given a Rate Selection Notice specifying one or more borrowings of the type with respect to which such demand was made but the selected Interest Period or Interest Periods has not yet begun, such Rate Selection Notice shall be deemed to be of no force and effect, as if never made, and the balance of the Revolving Loans specified in such Rate Selection Notice shall bear interest at the Alternate Base Rate until a different available Interest Option shall be designated in accordance herewith.

                  (b) If the adoption of any applicable Legal Requirement or any change in any applicable Legal Requirement or in the interpretation or administration thereof by any Governmental Authority or compliance by the Lender with any request or directive (whether or not having the force of law) from any Governmental Authority shall at any time as a result of any portion of the principal balance of the Revolving Note being maintained on the basis of the Adjusted LIBOR Rate:

                           (1) subject the Lender (or make it apparent that the Lender is subject) to any tax (including any United States interest equalization tax), levy, impost, duty, charge, fee (collectively, "Taxes"), or any deduction or withholding for any Taxes on or from the payment due under any LIBOR Borrowing or other amounts due hereunder, other than income and franchise taxes of the United States and its political subdivisions; or



CREDIT AGREEMENT - Page 28

                           (2) change the basis of taxation of payments due from the Borrower to the Lender under any LIBOR Borrowing (otherwise than by a change in the rate of taxation of the overall net income of the Lender); or

                           (3) impose, modify, increase or deem applicable any reserve requirement (excluding that portion of any reserve requirement included in the calculation of the Statutory Reserves, special deposit requirement or similar requirement (including state law requirements and Regulation D)) imposed, modified, increased or deemed applicable by any Governmental Authority against assets held by the Lender, or against deposits or accounts in or for the account of the Lender, or against loans made by the Lender, or against any other funds, obligations or other Property owned or held by the Lender; or

                           (4) impose on the Lender any other condition regarding any LIBOR Borrowing;

and the result of any of the foregoing is to increase the cost to the Lender of agreeing to make or of making, renewing or maintaining such borrowing on the basis of the Adjusted LIBOR Rate, or reduce the amount of principal or interest received by the Lender, then, upon demand by the Lender, the Borrower shall pay to the Lender, from time to time as specified by the Lender, additional amounts which shall compensate the Lender for such increased cost or reduced amount. The Lender will promptly notify the Borrower in writing of any event, upon becoming actually aware of it, which will entitle the Lender to additional amounts pursuant to this paragraph. The Lender's determination of the amount of any such increased cost, increased reserve requirement or reduced amount shall be conclusive and binding, absent manifest error, provided that the calculation thereof is set forth in reasonable detail in such notice.

         The Borrower shall have the right, if it receives from the Lender any notice referred to in the preceding paragraph, upon three (3) Business Days' notice to the Lender, either (i) to repay in full (but not in part) any borrowing with respect to which such notice was given, together with any accrued interest thereon, or (ii) to convert the Adjusted LIBOR Rate in effect with respect to such borrowing to the Alternate Base Rate; provided, that any such repayment or conversion shall be accompanied by payment of (x) the amount required to compensate the Lender for the increased cost or reduced amount referred to in the preceding paragraph; (y) all accrued and unpaid interest to date on the amount so repaid or converted, and (z) any Consequential Loss which may be incurred as a result of such repayment or conversion.

                  (c) If for any reason with respect to any Interest Period the Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that: (1) the Lender is unable through its customary general practices to determine a rate at which the Lender is offered deposits in United States dollars by prime banks in the London interbank market, in the appropriate amount for the appropriate period, or by reason of circumstances affecting the London interbank market, generally, the Lender is not being offered deposits for the applicable Interest Period and in an amount equal to the amount requested by the Borrower, or (2) the Adjusted LIBOR Rate will not reflect the actual cost to the Lender of making and



CREDIT AGREEMENT - Page 29
maintaining any LIBOR Borrowing hereunder for any proposed Interest Period, then the Lender shall give the Borrower notice thereof and thereupon, (A) any Rate Selection Notice previously given by the Borrower designating an Adjusted LIBOR Rate which has not commenced as of the date of such notice from the Lender shall be deemed for all purposes hereof to be of no force and effect, as if never given, and (B) until the Lender shall notify the Borrower that the circumstances giving rise to such notice from the Lender no longer exist, each Rate Selection Notice requesting an Adjusted LIBOR Rate shall be deemed a request for an Alternate Base Rate Borrowing, and each outstanding LIBOR Borrowing then in effect shall be converted, without any notice to or from the Borrower, upon the termination of the Interest Period then in effect, to an Alternate Base Rate Borrowing.

                  (d) THE BORROWER HEREBY AGREES TO INDEMNIFY THE LENDER AGAINST AND HOLD THE LENDER HARMLESS FROM ANY LOSS OR EXPENSE WHICH IT MAY INCUR OR SUSTAIN AS A CONSEQUENCE OF ANY UNTIMELY PAYMENT (MANDATORY OR OPTIONAL) OR DEFAULT BY THE BORROWER IN THE PAYMENT OF ANY PRINCIPAL AMOUNT OF OR INTEREST ON THE NOTE, OR ANY FAILURE BY THE BORROWER TO CONVERT OR TO BORROW ANY LIBOR BORROWING ON THE DATE SPECIFIED BY THE BORROWER, IN EACH CASE INCLUDING ANY INTEREST PAYABLE BY THE LENDER TO THE LENDERS OF THE FUNDS OBTAINED BY IT IN ORDER TO MAKE OR MAINTAIN ANY LIBOR BORROWING (OR ANY PORTION THEREOF), AND, TO THE EXTENT NOT COVERED ABOVE, ANY CONSEQUENTIAL LOSS. THIS AGREEMENT SHALL SURVIVE THE PAYMENT OF THE REVOLVING NOTE. A CERTIFICATE AS TO ANY ADDITIONAL AMOUNTS PAYABLE TO THE LENDER PURSUANT TO THIS PARAGRAPH SUBMITTED BY THE LENDER TO THE BORROWER SHALL BE CONCLUSIVE AND BINDING UPON THE BORROWER, ABSENT MANIFEST ERROR, PROVIDED THE CALCULATION THEREOF IS SET FORTH IN REASONABLE DETAIL IN SUCH NOTICE.

                  (e) If the Borrower requests quotes of the Adjusted LIBOR Rate for different Interest Periods being considered for election by the Borrower, the Lender will use reasonable efforts to provide such quotes to the Borrower promptly. However, all such quotes provided shall be representative only and shall not be binding on the Lender, nor shall they be determinative, directly or indirectly, of any Adjusted LIBOR Rate or any component of any rate, nor will the Borrower's failure to receive or the Lender's failure to provide any requested quote or quotes either (1) excuse or extend the time for performance of an obligation of the Borrower or for the exercise of any right, option or election of the Borrower or (2) impose any duty or liability on the Lender. If the Borrower requests a list of the Business Days in any calendar month, the Lender will use reasonable efforts to provide such list promptly. However, any such list provided shall be understood to identify only those days which the Lender believes in good faith at the time such list is prepared will be the Business Days for such month. The Lender shall not have any liability for any failure to provide, delay in providing, error or mistake in or omission from, any such quote or list.

                  (f) If the Lender has a LIBOR Lending Office which differs from its Domestic Lending Office, all Revolving Loans advanced by the Lender's LIBOR Lending Office shall be deemed to have been made by the Lender and the obligation of the Borrower to repay such Revolving Loans shall nevertheless be to the Lender and shall be deemed held by the Lender, to the extent of such portions of the Revolving Loan, for the account of the Lender's LIBOR Lending Office.



CREDIT AGREEMENT - Page 30

                  (g) Notwithstanding any provision of this Agreement to the contrary, the Lender shall be entitled to fund and maintain its funding of all or any part of the Revolving Loans hereunder in any manner it sees fit, it being understood, however, that for the purposes of this Agreement, all determinations hereunder shall be made as if the Lender had actually funded and maintained its portion of each LIBOR Borrowing during each Interest Period for the Revolving Loans through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

                  (h) The Borrower's obligation to pay increased costs and Consequential Loss with regard to each LIBOR Borrowing as specified in this
Section 2.9 hereof shall survive termination of this Agreement.

         2.10 Letters of Credit.

                  (a) Subject to the terms and conditions contained herein, the Borrower shall have the right to utilize a portion of the Revolving Commitment from time to time prior to the Revolving Loan Maturity Date to obtain from the Lender one or more Letters of Credit for the account of the Borrower in such amounts and in favor of such beneficiaries as the Borrower from time to time shall request; provided, that in no event shall the Lender have any obligation to issue any Letter of Credit if (i) the face amount of such Letter of Credit, plus the Letter of Credit Exposure Amount at such time would exceed $500,000,
(ii) the face amount of such Letter of Credit, plus the aggregate of the Lender's Current Sum at such time, would exceed the lesser of (1) the Revolving Commitment or (2) the Availability, (iii) such Letter of Credit would have an expiry date beyond the earlier to occur of (1) one month prior to the scheduled Revolving Loan Maturity Date, (2) 90 days after the issuance date of such Letter of Credit if such Letter of Credit is a documentary sight Letter of Credit or
(3) 365 days after the issuance date of such Letter of Credit if such Letter of Credit is a standby Letter of Credit, (iv) such Letter of Credit is not in a form and does not contain terms satisfactory to the Lender in its sole and absolute discretion, (v) the Borrower have not executed and delivered such Applications and other instruments and agreements relating to such Letter of Credit as the Lender shall have requested, or (vi) an event has occurred and is continuing which constitutes a Default or Event of Default.

                  (b) If requesting the issuance of any Letter of Credit, the Borrower shall give at least three (3) Business Days' prior written notice to the Lender, at its Domestic Lending Office, which written notice shall be the requisite Application for a Letter of Credit on the Lender's customary form.

                  (c) The Borrower promises to pay to the order of the Lender the amount of all Letter of Credit Advances. To effect repayment of any such Letter of Credit Advance, the Lender shall automatically satisfy such Letter of Credit Advance (subject to the terms and conditions of Sections 2.1 and 5.1 hereof) by making a Revolving Loan if (i) such Letter of Credit Advance is (and such Revolving Loan is to be) made prior to the Revolving Loan Maturity Date,
(ii) the Availability would be equal to or greater than zero after giving effect to such Revolving Loan and (iii) no Default or Event of Default shall have occurred which is then continuing. If the Lender does not make a Revolving Loan to satisfy such Letter of Credit Advance, each such letter of Credit Advance shall be considered for all purposes as a demand



CREDIT AGREEMENT - Page 31
obligation owing by the Borrower to the Lender, and each Letter of Credit Advance shall bear interest from the date thereof at the Past Due Rate, without notice of presentment, demand, protest or other formalities of any kind (said past due interest on such Letter of Credit Advance being payable on demand). The failure of the Lender to affect repayment of any such Letter of Credit Advance in accordance with the preceding sentences shall not in any way whatsoever affect the Borrower's obligation to pay each Letter of Credit Advance on demand and to pay interest at the Past Due Rate on the amount of unreimbursed Letter of Credit Advance. All rights, powers, benefits and privileges of this Agreement with respect to the Revolving Note, all security therefor (including the Collateral) and guaranties thereof (including the Guaranties) and all restrictions, provisions for repayment or acceleration and all other covenants, warranties, representations and agreements of the Borrower contained in this Agreement with respect to the Revolving Note shall apply to such Letter of Credit Advances.

                  (d) In consideration of the issuance of each Letter of Credit pursuant to the provisions of this Section 2.10, the Borrower agrees to pay (subject to Section 10.6 hereof) to the Lender a letter of credit fee (computed on the basis of the actual number of days elapsed in a year composed of 360 days) in an amount equal to, (i) with respect to each documentary letter of credit, the product of (a) the Applicable Margin in effect for LIBOR Borrowings for the applicable period times (b) the undrawn upon amount of the applicable Letter of Credit, and (ii) with respect to each standby letter of credit, the product of (a) the Applicable Margin in effect for LIBOR Borrowings for the applicable period plus 200 basis points times (b) the undrawn upon amount of the applicable Letter of Credit, with each letter of credit fee to commence to accrue as of the date of issuance of such Letter of Credit and to be effective as to any reductions in the undrawn amount of such Letter of Credit as of the date of any such reduction (whether resulting from payments thereunder by the Lender, by agreement of the beneficiary thereunder or automatically by the terms of such Letter of Credit), and each letter of credit fee shall cease to accrue (except with respect to interest at the Past Due Rate on any unpaid portion thereof) on the date that such Letter of Credit expires, is returned to the Lender undrafted upon by the beneficiary thereof or is fully paid by the Lender. Said letter of credit fees shall be payable in arrears to the Lender at its Principal Office in immediately available funds (i) on the first Business Day of each calendar month that such Letter of Credit remains open, and (ii) on the date that such Letter of Credit expires, is returned to the Lender undrafted upon by the beneficiary thereof or is fully paid by the Lender. All past due letter of credit fees shall bear interest at the Past Due Rate and shall be payable upon demand by the Lender. The Borrower also hereby agrees to pay to the Lender any and all other issuance, amendment, negotiation, and other normal and customary fees which are charged by the Lender in connection with the issuance or negotiation of any of Letter of Credit and the presentation or payment of any draw under any such Letter of Credit, with all of such amounts being due and payable to the Lender upon demand.

                  (e) The obligations of the Borrower under this Agreement in respect of the Letters of Credit and all Letter of Credit Advances are absolute, unconditional and irrevocable, shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following circumstances:



CREDIT AGREEMENT - Page 32

                           (1) any lack of validity or enforceability of this Agreement, any Letter of Credit or any Loan Document;

                           (2) any amendment or waiver of default under or any consent to departure from the terms of this Agreement or any Letter of Credit without the express prior written consent of the Lender;

                           (3) the existence of any claim, set-off, defense or other right which any beneficiary or any transferee of any Letter of Credit (or any entities for whom any such beneficiary or any such transferee may be acting), or any Person (other than the Lender) may have, whether in connection with this Agreement, the Letters of Credit, the transactions contemplated hereby or any unrelated transaction;

                           (4) any statement, draft, certificate, or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; provided that the Lender will examine each document presented under each Letter of Credit to ascertain that such document appears on its face to comply with the terms thereof; and

                           (5) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         In the event that any restriction or limitation is imposed upon or determined or held to be applicable to the Lender or the Borrower by, under or pursuant to any Legal Requirement now or hereafter in effect or by reason of any interpretation thereof by any Governmental Authority, which in the respective sole judgment of the Lender would prevent the Lender from legally incurring liability under a Letter of Credit issued or proposed to be issued hereunder, then the Lender shall give prompt written notice thereof to the Borrower, whereupon the Lender shall have no obligation to issue any additional Letters of Credit then or at any time thereafter. In addition, if as a result of any Regulatory Change which imposes, modifies or deems applicable (x) any tax, reserve, special deposit or similar requirement against any Letters of Credit issued or participated to by the Lender, (y) any fee, expense or assessment against the Letters of Credit issued by the Lender for deposit insurance, or (z) any other charge, expense or condition which increases the actual cost to the Lender of issuing or maintaining such Letters of Credit, or reduces any amount receivable by the Lender hereunder in respect of any Letter of Credit or any participation therein (which increase in cost, or reduction in amount receivable, shall be the result of the Lender's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then the Borrower (subject to Section 10.6 hereof) shall pay to the Lender, upon demand and from time to time, amounts sufficient to compensate such Person for each such increase from the effective date of such increase to the date of demand therefor. Each such demand shall be accompanied by a certificate setting forth in reasonable detail the calculation of the amount then being demanded in accordance with the preceding sentence and each such certificate shall be conclusive absent manifest error.



CREDIT AGREEMENT - Page 33

                  (f) THE BORROWER HEREBY INDEMNIFIES AND HOLDS HARMLESS LENDER FROM AND AGAINST ANY AND ALL CLAIMS AND DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES WHICH LENDER MAY INCUR (OR WHICH MAY BE CLAIMED AGAINST LENDER BY ANY PERSON WHATSOEVER) IN CONNECTION WITH THE EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT; PROVIDED, THAT THE BORROWER SHALL NOT BE REQUIRED TO INDEMNIFY LENDER FOR ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES TO THE EXTENT, BUT ONLY TO THE EXTENT, CAUSED BY (I) THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE PARTY SEEKING INDEMNIFICATION OR (II) LENDER'S FAILURE TO PAY UNDER ANY LETTER OF CREDIT AFTER THE PRESENTATION TO IT OF A REQUEST REQUIRED TO BE PAID UNDER APPLICABLE LAW. NOTHING IN THIS SECTION 2.10(F) IS INTENDED TO LIMIT THE OBLIGATIONS OF THE BORROWER UNDER ANY OTHER PROVISION OF THIS AGREEMENT.

         2.11 Recapture. If on any Interest Payment Date the Lender does not receive payment in full of interest computed at the Alternate Base Rate and/or the Adjusted LIBOR Rate, as applicable (computed without regard to any limitation by the Highest Lawful Rate) because the sum of the Alternate Base Rate and/or the Adjusted LIBOR Rate, as applicable (so computed) exceeds or has exceeded the Highest Lawful Rate applicable to the Lender, the Borrower shall pay to the Lender, in addition to interest otherwise required, on each Interest Payment Date thereafter, the Excess Interest Amount (calculated as of each such subsequent Interest Payment Date); provided that in no event shall the Borrower be required to pay, for any computation period, interest at a rate exceeding the Highest Lawful Rate applicable to the Lender during such period. As used herein, the term "Excess Interest Amount" shall mean, on any day, the amount by which
(a) the amount of all interest which would have accrued prior to such day on the outstanding principal of the Revolving Note (had the Alternate Base Rate and/or the Adjusted LIBOR Rate, as applicable, at all times been in effect without limitation by the Highest Lawful Rate applicable to the Lender) exceeds (b) the aggregate amount of interest actually paid to the Lender on the Revolving Note on or prior to such day.

         2.12 Use of Proceeds. The proceeds of the Revolving Loans will be used to (i) refinance the existing Indebtedness of Tidel Engineering, Inc. to the Lender, and (ii) finance general working capital needs of Borrower.

3. Term Loan; Term Note; Payments; Prepayments; Interest Rates.

         3.1 Term Loan Commitment. Subject to the terms and conditions hereof, the Lender agrees to continue the Prior Term Loan in the form of a Term Loan to the Borrower and to the Ultimate Parent, as co-borrowers, on the Closing Date until, but not including, the Term Loan Maturity Date, in a principal amount up to, but not exceeding the Term Loan Commitment.



CREDIT AGREEMENT - Page 34

         3.2 Mandatory and Voluntary Prepayments.

                  (a) The Borrower and the Ultimate Parent shall have the right, at their option and subject to the requirements of Section 2.4, to prepay the Term Loan as provided in this Section 3.2. Any prepayment under this subsection shall applied to the prepayment of the aggregate unpaid principal amount of the Term Note. Prepayment under this subparagraph (a) shall be subject to the following additional conditions:

                           (1) In no event shall the Term Note be partially prepaid.

                           (2) Prepayment applied to the Term Note may be made on any Business Day, provided, that (i) the Borrower shall have given the Lender at least five (5) Business Days' prior irrevocable written or telecopied notice of such prepayment, specifying the principal amount of the Term Note to be prepaid, which shall be the entire amount of the outstanding principal of the Term Note, and (ii) if such prepayment is made on any day other than the Term Loan Maturity Date, the Borrower shall pay directly to the Lender, on the date of such prepayment, the Consequential Loss as a result of such prepayment.

                  (b) Notice of any prepayment having been given, the principal amount specified in such notice, together with interest thereon to the date of prepayment, shall be due and payable on such prepayment date.

         3.3 Term Note; Payments.

                  (a) The Term Loan made by the Lender to the Borrower shall be evidenced by a Term Note dated as of the Closing Date, delivered and payable to the Lender in a principal amount equal to the Term Loan Commitment as of the Term Loan Closing Date.

                  (b) Principal payments in the amount of Thirty-Two Thousand and No/100 Dollars ($32,000.00), each, shall be due and payable quarterly, on each Term Loan Payment Date. The remaining outstanding principal balance of the Term Loan, as evidenced by the Term Note, shall mature and be fully due and payable on the Term Loan Maturity Date.

                  (c) Subject to Section 10.6 hereof, the Borrower hereby agrees to pay accrued interest on the unpaid principal balance of the Term Loan on each Term Loan Payment Date. After the Term Loan Maturity Date, accrued and unpaid interest on the Term Loan shall be payable on demand.

                  (d) To effect payment of accrued interest owing on the Term Loan as of the Interest Payment Dates, subject to the provisions of Sections 2.1 and 5.1 hereof, the Lender may, but shall not be obligated to, make a Revolving Loan to pay in full the amount of accrued interest owing and payable on the Term Loan as of the respective Interest Payment Date if (i) such Revolving Loan is to be made prior to the Revolving Loan Maturity Date, (ii) the Availability would be equal to or greater than zero after giving effect to the Revolving Loan, and
(iii) no Default or Event of Default shall have occurred which is then continuing. The inability



CREDIT AGREEMENT - Page 35
of the Lender to cause a payment of any accrued interest owing on the Term Loan on any Interest Payment Date as of the respective due date thereof in accordance with the preceding sentence shall not in any way whatsoever effect the Borrower's and the Ultimate Parent's obligation to otherwise pay such amounts in accordance with the applicable terms hereof or any other Loan Documents.

         3.4 Application of Payments and Prepayments.

                  (a) Prepayment on the Term Note shall be applied to payment of the aggregate unpaid principal amount of the Term Note, with the balance of any such prepayments, if any, being applied to accrued interest. Payments of accrued interest on the Term Note in accordance with Section 3.3(c) hereof shall be applied to the aggregate accrued interest then outstanding under the Term Note, while payment by the Borrower of the aggregate principal amount outstanding under the Term Note on the Term Loan Maturity Date shall be applied to principal.

                  (b) All sums payable by the Borrower to the Lender hereunder or pursuant to the Term Note shall be payable in United States dollars in immediately available funds not later than 12:00 noon on the date such payment or prepayment is due and shall be made without set-off, counterclaim or deduction of any kind. Any such payment or prepayment received and accepted by the Lender after 12:00 noon shall be considered for all purposes (including the payment of interest, to the extent permitted by law) as having been made on the next succeeding Business Day. All such payments or prepayments shall be made at the Principal Office. If any payment or prepayment becomes due and payable on a day which is not a Business Day, then the date for the payment thereof shall be extended to the next succeeding Business Day and interest shall be payable thereon at the then applicable rate per annum during such extension.

         3.5 Interest Rate for Term Loan.

                  (a) Subject to Section 10.6 hereof, the Term Note shall bear interest on its outstanding principal balances at a rate per annum equal to the Fixed Rate.

                  (b) All interest will be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, unless the effect of so computing shall be to cause the rate of interest to exceed the Highest Lawful Rate.

         3.6 Special Provisions Applicable to the Term Loan. THE BORROWER AND ULTIMATE PARENT HEREBY AGREE TO INDEMNIFY THE LENDER AGAINST AND HOLD THE LENDER HARMLESS FROM ANY LOSS OR EXPENSE WHICH IT MAY INCUR OR SUSTAIN AS A CONSEQUENCE OF ANY UNTIMELY PAYMENT (MANDATORY OR OPTIONAL) OR DEFAULT BY THE BORROWER OR THE ULTIMATE PARENT IN THE PAYMENT OF ANY PRINCIPAL AMOUNT OF OR INTEREST ON THE TERM NOTE, INCLUDING ANY INTEREST PAYABLE BY THE LENDER TO THE LENDERS OF THE FUNDS OBTAINED BY IT IN ORDER TO MAKE OR MAINTAIN THE TERM LOAN (OR ANY PORTION THEREOF), AND, TO THE EXTENT NOT COVERED ABOVE, ANY CONSEQUENTIAL LOSS. THIS AGREEMENT SHALL SURVIVE THE PAYMENT OF THE TERM NOTE. A CERTIFICATE AS TO ANY ADDITIONAL AMOUNTS PAYABLE TO THE LENDER PURSUANT TO THIS PARAGRAPH



CREDIT AGREEMENT - Page 36

SUBMITTED BY THE LENDER TO THE BORROWER AND ULTIMATE PARENT SHALL BE CONCLUSIVE AND BINDING UPON THE BORROWER AND ULTIMATE PARENT, ABSENT MANIFEST ERROR, PROVIDED THE CALCULATION THEREOF IS SET FORTH IN REASONABLE DETAIL IN SUCH NOTICE.

         3.7 Use of Proceeds. The proceeds of the Term Loan will be used to refinance the existing Indebtedness of Ultimate Parent and Tidel Engineering, Inc. to the Lender.

4. Collateral.

         4.1 Security Documents. The Loans and all other Obligations shall be secured by Collateral described in the Security Documents and are entitled to the benefits thereof. The Borrower shall duly execute and deliver the Security Documents, all consents of third parties necessary to permit the effective granting of the Liens created thereby, financing statements pursuant to the Uniform Commercial Code and other documents, all in Proper Form, as may be reasonably required by the Lender to grant to the Lender a valid, perfected and enforceable first priority Lien on and security interest in the Collateral (subject only to the Liens permitted under Section 8.2 hereof).

         4.2 Filing and Recording. The Borrower shall, at its sole cost and expense, cause all financing statements and other Security Documents pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary, in the opinion of the Lender, and take such other actions as the Lender may reasonably request, in order to perfect and protect the Liens of the Lender in the Collateral. The Borrower, to the extent permitted by law, hereby authorizes the Lender to file any financing statement in respect of any Lien created pursuant to the Security Documents which may at any time be required or which, in the opinion of the Lender, may at any time be desirable, although the same may have been executed only by the Lender or, at the option of the Lender, to sign such financing statement on behalf of the Borrower and file the same, and the Borrower hereby irrevocably designates the Lender, its agent, representatives and designees as its agent and attorney-in-fact for this purpose. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is reasonably required to protect and preserve such Lien, the Borrower shall, at the Borrower's cost and expense, cause the same to be recorded and/or refiled at the time and in the manner reasonably requested by the Lender.

5. Conditions.

         5.1 All Loans. The obligation of the Lender to make any Revolving Loan and the obligation of the Lender to issue any Letter of Credit is subject to the accuracy of all representations and warranties of the Borrower on the date of such Loan or issuance of such Letter of Credit, to the performance by the Borrower of its obligations under the Loan Documents and to the satisfaction of the following further conditions:

                  (a) the Lender shall have received the following, all of which shall be duly executed and in Proper Form: (1) in the case of a Revolving Loan, other than a Revolving Loan for the purposes described in Sections 2.6(d), 2.10(d) and 3.3(d),



CREDIT AGREEMENT - Page 37

                           (i)      by no later than 12:00 noon on the
                                    applicable Rate Selection Date, telephonic notice from the Borrower of the proposed date and amount of such Revolving Loan, and

                           (ii) no later than 1:00 p.m. on the applicable Rate Selection Date, a Request for Extension of Credit, signed by a Responsible Officer of the General Partner.

or, in the case of issuance of a Letter of Credit, a completed Application (as may be required by the Lender) signed by a Responsible Officer of the General Partner by 12:00 noon three (3) Business Days prior to the proposed date of issuance of such Letter of Credit and payment of the first letter of credit fee as and by the time required in Section 2.10 of this Agreement, along with, in each case, such financial information as the Lender may reasonably require to substantiate compliance with all financial covenants contained herein by the Borrower; and (2) such other Applications, certificates and other documents as the Lender may reasonably require;

                  (b) Availability must be in excess of or equal to zero; after giving effect to the requested Revolving Loan(s) or Letter(s) of Credit;

                  (c) all representations and warranties of the Borrower and any other Person set forth in this Agreement and in any other Loan Document shall be true and correct in all material respects with the same effect as though made on and as of such date, except for (1) those representations and warranties which relate only to the Closing Date or (2) such changes in the representations and warranties otherwise permitted by the terms of this Agreement;

                  (d) the Borrower (and each Guarantor, if applicable) shall be in compliance with all the terms and provisions contained in this Agreement or in any other Loan Document which are to be observed or performed by the Borrower (or such Guarantor, if applicable);

                  (e) prior to the making of such Revolving Loan or the issuance of such Letter of Credit, there shall have occurred no Material Adverse Effect in the assets, liabilities, financial condition, business or affairs of the Borrower or any of its Subsidiaries since the date hereof;

                  (f) no Default or Event of Default shall have occurred and be continuing;

                  (g) if requested by the Lender, it shall have received a certificate executed by the Financial Officer or other Responsible Officer of the General Partner as to the compliance with subparagraphs (b) through (f) above;

                  (h) the making of such Revolving Loan or the issuance of such Letter of Credit, shall not be prohibited by, or subject the Lender to, any penalty or onerous condition under any Legal Requirement; and



CREDIT AGREEMENT - Page 38

                  (i) the Borrower shall have paid all legal fees and expenses of the type described in Section 10.9 hereof through the date of such Revolving Loan or the issuance of such Letter of Credit.

         5.2 First Loan. In addition to the matters described in Section 5.1 hereof, the obligation of the Lender to make the initial Revolving Loan or the obligation of the Lender to issue the first Letter of Credit is subject to the receipt by the Lender of each of the following, in Proper Form:

                  (a) the Notes, executed by the Borrower and Ultimate Parent, as applicable;

                  (b) the Security Documents executed by the Borrower;

                  (c) a certificate executed by the General Partner of the Borrower dated as of the date thereof, substantially in the form attached hereto as Exhibit G;

                  (d) certified copies of the Organizational Documents of the Borrower;

                  (e) a certificate from the Secretary of State or other appropriate public official of the State of Delaware as to the continued existence of the Borrower in the State of Delaware;

                  (f) certificates from the appropriate public officials of Texas and Delaware as to the existence, good standing and qualification as a foreign limited partnership (as may be appropriate) of the Borrower in such jurisdictions;

                  (g) the most recent schedule and aging of Receivables of the Borrower (dated within thirty (30) days of the Closing Date), as well as a current Borrowing Base Certificate executed by a Responsible Officer of the General Partner in the form attached hereto as Exhibit H;

                  (i) a copy of the field examination, including a takeover field examination, of the Borrower's books and records and the results of such field examination;

                  (j) evidence that the Borrower has [$700,000] or more of Availability, after giving effect to the Revolving Loans occurring and the Letters of Credit issued on the Closing Date;

                  (k) a legal opinion from counsel for the Borrower (said counsel to be reasonably acceptable to the Lender), dated as of the Closing Date, addressed to the Lender and acceptable in all respects to the Lender in its sole and absolute discretion;

                  (l) certificates of insurance satisfactory to the Lender in all respects evidencing the existence of all insurance required to be maintained by the Borrower pursuant to the terms of this Agreement and the Security Documents;



CREDIT AGREEMENT - Page 39

                  (m) the Borrower and the Lender shall have entered into the Lockbox Agreements;

                  (n) copies of all major customer and supplier contracts with respect to the Borrower;

                  (o) copies of all employment agreements, management fee agreements and tax sharing agreements;

                  (p) copies of all lease and warehouse agreements entered into by Borrower;

                  (q) waivers or subordinations of any and all landlord and warehousemen liens (whether statutory or contractual) held by any owner, or warehousemen, of each real Property leased by the Borrower or where Borrower's Property is warehoused;

                  (r) copies of all loan agreements, notes and other documentation evidencing any Indebtedness of the Borrower;

                  (s) evidence satisfactory to the Lender that there has been no material adverse change in the business, assets, operations, or financial condition of Tidel Engineering, Inc. between February 28, 1999 and the merger of Tidel Engineering, Inc. into Borrower;

                  (t) an executed disbursement authorization letter from the Borrower to the Lender with respect to the disbursement of the proceeds of the Loans and the issuance of the Letters of Credit, if any, to be made or issued on the Closing Date;

                  (u) all other Loan Documents and any other instruments or documents consistent with the terms of this Agreement and relating to the transactions contemplated hereby as the Lender may reasonably request, executed by the Borrower or any other Person required by the Lender, including without limitation, the Lockbox Agreements;

and subject to the further conditions that, at the time of the initial Loan, (1) the ownership, partnership structure, solvency and capitalization of the Borrower shall be reasonably satisfactory to the Lender in all respects; (2) the Lender shall have had the opportunity, if they elect, to examine the books of account and other records and files of the Borrower and to make copies hereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Eligible Receivables, verification of satisfactory status of customer and supplier accounts, payment of payrolls taxes and accounts payable and formulation of an opening Borrowing Base as of the Closing Date (with the results of such examination and audits to have been satisfactory to the Lender in all respects); (3) all such actions as the Lender shall reasonably require to perfect the Liens created pursuant to the Security Documents shall have been taken, including without limitation, the delivery to the Lender of all Property with respect to which possession is necessary for the purpose of perfecting such Liens, and with respect to Collateral covered by the Security Agreements, the filing of appropriately completed and duly executed Uniform Commercial Code financing statements; (4) the Lender shall also have received evidence reasonably satisfactory to it that the Liens created by the Security Documents constitute



CREDIT AGREEMENT - Page 40
first priority Liens (except for any Liens expressly provided for in Section 8.2 below); (5) the Borrower shall have paid all fees owing to the Lender by the Borrower under this Agreement, including without limitation, legal fees and expenses described in Section 10.9 or otherwise and (6) all other legal matters incident to the transactions herein contemplated shall be reasonably satisfactory to counsel for the Lender.

6. Representations and Warranties.

         To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender, as of the date hereof and as of the date any Loan is made hereunder or any Letter of Credit is issued hereunder, as follows:

         6.1 Organization; Capitalization. The Borrower is duly organized and validly existing under the laws of the state of its formation; has all power and authority to own its Property and assets and to conduct its business as presently conducted; and is duly qualified to do business in Texas and Delaware. The partnership interests of Borrower are owned as follows: (i) one percent (1.0%) general partnership interest owned by General Partner and (ii) ninety-nine percent (99.0%) limited partnership interest owned by Limited Partner. The General Partner is duly organized, validly existing and in good standing under the laws of the state of its incorporation; has all the power and authority to own its Property and assets and conduct its business as presently conducted, and is duly qualified to do business and in good standing in each and every state in the United States of America where its business requires such qualification. The authorized capital stock of the General Partner consists of 100 shares of common stock, $.01 par value, of which 100 are issued and outstanding and owned beneficially and of record by Ultimate Parent.

         6.2 Financial Statements.

                  (a) The financial statements of the Borrower delivered to the Lender in connection with this Agreement, including without limitation, the financial statements of Tidel Engineering, Inc. dated as of February 28, 1999, fairly present, in accordance with GAAP, the financial condition and the results of operations of the Tidel Engineering, Inc. as of the dates and for the periods indicated. No Material Adverse Effect has occurred since the dates of such financial statements.

                  (b) The Borrower has heretofore furnished to the Lender, for each quarter from the projected Closing Date through the first anniversary of the Closing Date and for the 1999 fiscal year, projected income statements, balance sheets and cash flows of the Borrower, together with one or more schedules demonstrating prospective compliance with all financial covenants contained in this Agreement, such projections disclosing all assumptions made by the Borrower in formulating such projections. The projections are based upon estimates and assumptions, all of which are reasonable in light of the conditions which existed as of the time the projections were made, have been prepared on the basis of the assumptions stated therein and reflect as of the Closing Date a reasonable estimate of the Borrower as to the results of operations and other information projected therein.



CREDIT AGREEMENT - Page 41

         6.3 Enforceable Obligations; Authorization. The Loan Documents are legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors rights generally and by general equitable principles. The execution, delivery and performance of the Loan Documents have all been duly authorized, with respect to the General Partner, by all necessary corporate, and if necessary, shareholder action, and with respect to Borrower, by all necessary partnership, and if necessary, partner action; are within the power and authority of the Borrower and General Partner; do not and will not contravene or violate any Legal Requirement or the Organizational Documents of the Borrower or General Partner; do not and will not result in the creation of any Lien upon any Property of the Borrower except as expressly contemplated therein. All necessary approvals of any Governmental Authority and all other requisite permits, registrations and consents for that performance have been obtained for the delivery and performance of the Loan Documents.

         6.4 Other Debt. The Borrower is not in default in the payment of any other Indebtedness or under any agreement, mortgage, deed of trust, security agreement or lease to which it is a party, the result of which has, or is reasonably likely to have, a Material Adverse Effect.

         6.5 Litigation. Except as set forth on Schedule 6.5 attached hereto, there is no litigation or administrative proceeding pending or, to the knowledge of the Borrower, threatened against, nor any outstanding judgment, order or decree affecting, the Borrower or any Subsidiary of the Borrower before or by any Governmental Authority or arbitral body which individually or in the aggregate have, or are reasonably likely to have, a Material Adverse Effect. Neither the Borrower, nor any Subsidiary thereof, is in default with respect to any judgment, writ, rule, regulation, order or decree of any Governmental Authority.

         6.6 Taxes. Except as otherwise permitted pursuant to the terms of
Section 7.2 hereof, the Borrower has filed all federal, state, local or foreign tax returns required to have been filed and paid all taxes shown thereon to be due, except those for which extensions have been obtained if adequate reserves with respect thereto are maintained in accordance with GAAP. No federal income tax returns of the Borrower have been audited by the Internal Revenue Service, and the Borrower has not, as of the Closing Date, requested or been granted any extension of time to file any Federal, state, local or foreign tax return. The Borrower is not a party to, and does not have any obligation under, any tax sharing arrangement.

         6.7 No Material Misstatements. No information, report, financial statement, exhibit or schedule prepared or furnished by or on behalf of the Borrower to the Lender in connection with this Agreement or any other Loan Documents knowingly contains any material misstatement of fact or knowingly omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         6.8 Subsidiaries. As of the date hereof, the Borrower has no Subsidiaries or any other material minority ownership interests in any other Person.



CREDIT AGREEMENT - Page 42

         6.9 Representations by Others. All representations and warranties made by or on behalf of the Borrower in any Loan Document shall constitute representations and warranties of the Borrower hereunder.

         6.10 Permits, Licenses, Etc. The Borrower possesses all material permits, licenses, patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct its business.

         6.11 ERISA. No Reportable Event has occurred with respect to any Plan. Each Plan complies in all material respects with all applicable provisions of ERISA, and the Borrower or each ERISA Affiliate have filed all reports required by ERISA and the Code to be filed with respect to each Plan. The Borrower does not have any knowledge of any event which could reasonably be expected to result in a liability of the Borrower or any ERISA Affiliate to the PBGC other than for applicable premiums. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any Plan. No event has occurred and no condition exists that could reasonably be expected to constitute grounds for a Plan to be terminated under circumstances which would cause the Lien provided under Section 4068 of ERISA to attach to any Property of the Borrower or any ERISA Affiliate. No event has occurred and no condition exists that could reasonably be expected to cause the Lien provided under Section 302 of ERISA or Section 412 of the Code to attach to any Property of the Borrower or any ERISA Affiliate.

         6.12 Title to Properties; Possession Under Leases.

                  (a) The Borrower has good and indefeasible title to, or a valid leasehold interest in, all of its Property and assets shown on the most recent balance sheets of Tidel Engineering, Inc. referred to in Section 6.2 hereof and all assets and Property acquired since the date of such balance sheets, except for such Property disposed of in accordance with the terms hereof or no longer used or useful in the conduct of its business or as has been disposed of in the ordinary course of business, and except for minor defects in title that do not interfere with the ability of the Borrower or any of its Subsidiaries to conduct its business as now conducted. All such assets and Property are free and clear of all Liens other than those permitted by Section
8.2 hereof.

                  (b) The Borrower has complied in all material respects with all obligations under all leases to which it is a party and under which it is in occupancy, except where noncompliance does not effect the Borrower's use or occupancy thereof, and all such leases are in full force and effect, and the Borrower enjoys peaceful and undisturbed possession under all such leases.
Schedule 6.12 attached hereto sets forth each of such leases of real Property in existence as of the Closing Date, and the Borrower has provided the Lender with complete and correct copies of all of such leases of real Property in effect as of the Closing Date where Collateral is located.

         6.13 Assumed Names. The Borrower is not currently conducting its business under assumed name or names, except as set forth on Schedule 6.13 attached hereto or as disclosed in



CREDIT AGREEMENT - Page 43
writing to the Lender within a reasonable time before the Borrower commences to conduct business under the applicable assumed name or names.

         6.14 Investment Company Act. The Borrowers is not an investment company within the meaning of the Investment Company Act of 1940, as amended, or, directly or indirectly, controlled by or acting on behalf of any Person which is an investment company, within the meaning of said Act.

         6.15 Public Utility Holding Company Act. The Borrower is not a "public utility company," or an "affiliate" or a "subsidiary company" of a "public utility company," or a "holding company," or a "subsidiary company" of a "registered holding company," or an "affiliate" of a "registered holding company" or of a "subsidiary company" of a "registered holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA"). To the best of the Borrower's knowledge, the Borrower is not an affiliate" or a "subsidiary company" of an unregistered, non-exempt "holding company as such terms are defined in PUHCA.

         6.16 Indebtedness Agreements. Schedule 6.16 attached hereto is a complete and correct list of (i) all credit agreements for borrowed money, indentures and capitalized leases and all Property subject to any Lien securing such Indebtedness or lease obligation, (ii) each letter of credit and guaranty,
(iii) all other material instruments in effect as of the date hereof providing for, evidencing, securing or otherwise relating to any Indebtedness for borrowed money of the Borrower (other than the Indebtedness hereunder), and (iv) all obligations of the Borrower to issuers of appeal bonds issued for account of the Borrower. The Borrower shall, upon request by the Lender, deliver to the Lender a complete and correct copy of all such credit agreements, indentures, capitalized leases, letters of credit, guarantees and other instruments or leases described in Schedule 6.16 or arising after the date hereof, including any modifications or supplements thereto, as in effect on the date hereof.

         6.17 Environmental Matters. Except as is described on Schedule 6.17 attached hereto, no activity of the Borrower requires any Environmental Permit which has not been obtained and which is not now in full force and effect. The Borrower is in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Requirement of Environmental Law or Environmental Permit. The Borrower (and, to the knowledge of the Borrower, each of the prior owners or operators and predecessors in interest with respect to any of its Property) (i) has obtained and maintained in effect all Environmental Permits,
(ii) along with its Property has been (except as disclosed in the lease of the premises known as 2310 McDaniel Drive, as in effect on the Closing Date, and as to which, to the knowledge of Borrower, proper remediation has occurred pursuant to the terms of such lease) and is in compliance with all applicable Requirements of Environmental Law and Environmental Permits, (iii) along with its Property is not subject to any (A) Environmental Claims or (B) Environmental Liabilities, in either case direct or contingent, and whether known or unknown, arising from or based upon any act, omission, event, condition or circumstance occurring or existing on or prior to the date hereof, and (iv) has not received individually or collectively any notice of any violation or alleged violation of any Requirements of Environmental Law or Environmental Permit or any Environmental Claim in connection with



CREDIT AGREEMENT - Page 44
its Property. The present and future liability (including any Environmental Liability and any other damage to Persons or Property), if any, of the Borrower and with respect to the Property of the Borrower which is reasonably expected to arise in connection with Requirements of Environmental Law, Environmental Permits and other environmental matters will not have a Material Adverse Effect.

         6.18 No Change in Credit Criteria or Collection Policies. There has been no material adverse change in credit criteria or collection policies concerning Receivables of the Borrower since [June 1, 1991].

         6.19 Solvency.

                  (a) The fair salable value of the assets of the Borrower is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of the Borrower, as they become absolute and mature.

                  (b) The assets of the Borrower do not constitute unreasonably small capital for the Borrower to carry out its business as now conducted and as proposed to be conducted including the capital needs of the Borrower, taking into account the particular capital requirements of the business conducted by the Borrower and projected capital requirements and capital availability thereof.

                  (c) The Borrower does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower, and of amounts to be payable on or in respect of debt of the Borrower). The cash flow of the Borrower, after taking into account all anticipated uses of the cash of the Borrower, should at all times be sufficient to pay all such amounts on or in respect of debt of the Borrower when such amounts are required to be paid.

                  (d) The Borrower does not believe that final judgments against it in actions for money damages presently pending, if any, will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of the Borrower, after taking into account all other anticipated uses of the cash of the Borrower (including the payments on or in respect of debt referred to in subparagraph (c) of this Section 6.19), should at all times be sufficient to pay all such judgments promptly in accordance with their terms.

         6.20 Status of Receivables and Other Collateral. The Borrower represents and warrants that (a) it is and shall be the sole owner, free and clear of all Liens except in favor of the Lender or otherwise permitted under
Section 8.2 hereunder, of and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of all Collateral owned by it;
(b) each Eligible Receivable is and shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the account



CREDIT AGREEMENT - Page 45
debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold by the Borrower, or work, labor and/or services theretofore rendered by the Borrower; (c) no Eligible Receivable is or shall be subject to any defense, offset, counterclaim, discount or allowance (as of the time of its creation) except as may be stated in the invoice relating thereto or discounts and allowances as may be customary in the Borrower's business; (d) none of the transactions underlying or giving rise to any Eligible Receivable shall violate any applicable state or federal laws or regulations, and all documents relating to any Receivable shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms, subject, as to enforceability, to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creators' rights generally;
(e) to the best of the Borrower's knowledge, each account debtor, guarantor or endorser with respect to any Eligible Receivable is solvent and able to pay all Receivables on which it is obligated in full when due; (f) all documents and agreements relating to Eligible Receivables shall be true and correct and in all respects what they purport to be; (g) to the best of the Borrower's knowledge, all signatures and endorsements that appear on all documents and agreements relating to Eligible Receivables shall be genuine and all signatories and endorsers with respect thereto shall have full capacity to contract; (h) it shall maintain books and records pertaining to the Collateral owned by it in detail, form and scope as the Lender shall reasonably require; (i) the Borrower will immediately notify the Lender if any Receivables arise out of contracts with the United States or any department, agency or instrumentality thereof, and will, upon request from the Lender, execute any instruments and take any steps required by the Lender in order that all monies due or to become due under any such contract shall be assigned to the Lender and notice thereof given under the Federal Assignment of Claims Act; (j) it will, immediately upon learning thereof, report to the Lender any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters adversely affecting the value, enforceability or collectibility of any of the Collateral;
(k) if any amount payable under or in connection with any Receivable is evidenced by a promissory note or other instrument, as such terms are defined in the Uniform Commercial Code, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Lender as additional collateral; (l) it shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the industry; and (m) it shall not be entitled to pledge the Lender's credit on any purchases or for any purpose whatsoever.

         6.21 Y2K Representation. Unless otherwise disclosed to the Lender, as of no later than June 30, 1999, on the basis of a comprehensive review and assessment of Borrower's systems and equipment and inquiry made of Borrower's material suppliers, vendors and customers, Borrower's management will be of the view that the "Year 2000 problem" (that is, the inability of computer, as well as embedded microchips in non-computing devices, to perform date-sensitive functions with respect to certain dates prior to and after December 31, 1999) (the "Year 2000 Problem"), including costs of remediation, will not result in a material adverse change in the operations, business, properties, condition (financial or otherwise) or prospects of Borrower. By no later than June 30, 1999, Borrower will have developed feasible contingency plans adequately to ensure uninterrupted and unimpaired business operation in the event of failure of its own or a third party's systems or equipment due to the Year 2000 Problem, including those of vendors, customers, and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.



CREDIT AGREEMENT - Page 46

7. Affirmative Covenants.

         The Borrower covenants and agrees with the Lender that prior to the termination of this Agreement, it will do, cause each of its Subsidiaries, if any, to do, and if necessary cause to be done, each and all of the following:

         7.1 Businesses and Properties. At all times: (a) do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect the rights, licenses, permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; (b) maintain and operate such businesses in the same general manner in which are they are presently conducted and operated; (c) comply with all Legal Requirements applicable to the operation of such businesses whether now in effect or hereafter enacted (including without limitation, all Legal Requirements relating to public and employee health and safety and all Environmental Laws) and with any and all other Legal Requirements; and (d) maintain, preserve and protect all Property material to the conduct of such businesses and keep such Property in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

         7.2 Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its Property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, and in excess of $10,000 with respect to claims for labor, material and supplies or in excess of $10,000 with respect to claims for taxes, assessments and governmental charges or levies, might give rise to Liens upon such properties or any part thereof (except as otherwise permitted by Section 8.2 hereof), unless being diligently contested in good faith by appropriate proceedings and as to which adequate reserves in an amount not less than the aggregate amount secured by such Liens have been established in accordance with GAAP; provided, however, that such contested amounts giving rise to such Liens shall be immediately paid upon commencement of any procedure or proceeding to foreclose any of such Liens unless the same shall be validly stayed by a court of competent jurisdiction or a surety bond, which is satisfactory in all respects to the Lender, is delivered to the Lender in an amount no less than such contested amounts.

         7.3 Financial Statements and Information. Furnish to the Lender three
(3) copies of each of the following:

                  (a) Annual Statements. As soon as available and in any event within one hundred twenty-one (121) days after the end of each fiscal year of the Borrower or the Ultimate Parent, as the case may be, Annual Audited Financial Statements of the Ultimate Parent and its Subsidiaries, and Annual Consolidating Financial Statements of the Ultimate Parent, its subsidiaries, and the Borrower;



CREDIT AGREEMENT - Page 47

                  (b) Monthly Statements. As soon as available and in any event within thirty (30) days after the end of each fiscal month of the Borrower, Monthly Unaudited Financial Statements of the Borrower and its Subsidiaries;

                  (c) Quarterly Statements. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of the Ultimate Parent and of the Borrower, Quarterly Unaudited Financial Statements of the Ultimate Parent and the Borrower, respectively;

                  (d) Compliance Certificate. Concurrently with the financial statements of Borrower provided for in Subsections 7.3(a) and 7.3(b) hereof, (1) a Compliance Certificate, signed by a Responsible Officer of the General Partner, and (2) a written certificate in Proper Form, identifying each Subsidiary which is otherwise required by the provisions of Section 7.10 hereof to become a Guarantor at the request of the Lender, but which has not yet done so as of the date of such certificate, and providing an explanation of the reasons why each such Subsidiary is not a Guarantor, signed by a Responsible Officer of the General Partner;

                  (e) Management Letters. As soon as available and in any event within five (5) days after the date of issuance thereof, a management letter prepared by the independent public accountants who reported on the financial statements provided for in Subsection 7.3(a) above with respect to the internal audit and financial controls of the Ultimate Parent, Borrower and either of their Subsidiaries;

                  (f) Agings. As soon as available and in any event within fifteen (15) days after the end of each month, account receivable agings and reconciliations, accounts payable agings and reconciliations, monthly sales report, monthly inventory summary and all other schedules, computations and other information, in reasonable detail, as may be required or requested by the Lender, all certified by a Responsible Officer of the General Partner;

                  (g) Borrowing Base Certificate. As soon as available and in any event on the Monday after the end of each week, a Borrowing Base Certificate, signed by a Responsible Officer of the General Partner in the form attached hereto as Exhibit H;

                  (h) Projections. As soon as available and in any event within thirty (30) days subsequent to the commencement of each fiscal year of the Borrower, management-prepared Consolidated financial projections of the Borrower and its Subsidiaries for the immediately following fiscal year (setting forth such projections on both an annual basis and on a monthly basis), such projections to be in such format and detail as reasonably requested by the Lender;

                  (i) SEC Reports. Promptly after the same become publicly available, copies of such financial information, registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by the Ultimate Parent with the Securities and Exchange Commission pursuant to the requirements of the



CREDIT AGREEMENT - Page 48

         Securities Act of 1993 or the Securities Exchange Act of 1934 or submitted to any shareholders of the Ultimate Parent or any Subsidiary thereof, including without limitation, all 10-Q and 10-K Reports; and

                  (j) Other Information. Such other information relating to the financial condition, operations and business affairs of the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by the Lender.

         7.4 Inspection. Upon reasonable notice (which may be telephonic notice), at all reasonable times and as often as the Lender may request, permit any authorized representative designated by the Lender to visit and inspect the Properties and financial records of the Borrower and its Subsidiaries and to make extracts from such financial records at the Lender's expense, and permit any authorized representative designated by the Lender to discuss the affairs, finances and condition of the General Partner and its Subsidiaries with the appropriate Financial Officer and such other officers as the General Partner shall deem appropriate and the Borrower's independent public accountants, as applicable. The Lender agrees that it shall schedule any meeting with any such independent public accountant through the Borrower, and a Responsible Officer of the General Partner shall have the right to be present at any such meeting. At the Borrower's expense, the Lender shall have the right to examine, as often as it may request (but initially scheduled for three (3) times in each fiscal year of the Borrower prior to a Default or Event of Default) the existence and condition of the Receivables, books and records of the Borrower and its Subsidiaries and to review their compliance with the terms and conditions of this Agreement and the other Loan Documents, subject to governmental confidentiality requirements. When and if the daily collection and application procedures for Receivables are implemented and continuing in accordance with
Section 7.15(b) hereof, the Lender shall also have the right to verify with any and all customers of the Borrower and any of its Subsidiaries the existence and condition of the Receivables, as often as the Lender may require, without prior notice to or consent of the Borrower or any of its Subsidiaries.

         7.5 Further Assurances. Promptly execute and deliver any and all other and further instruments which may be requested by the Lender to (a) cure any defect, error or omission in the execution and delivery of any Loan Document and
(b) grant, preserve, protect and perfect the first priority Liens created by the Security Documents in the Collateral.

         7.6 Books and Records. Maintain financial records and books in accordance with accepted financial practice in the Borrower's industry and GAAP.

         7.7 Insurance.

                  (a) Keep its insurable Properties adequately insured at all times by financially sound and reputable insurers.

                  (b) Maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, employee liability and business interruption, as is customary with companies similarly situated and in the same or similar businesses, provided, however, that such insurance shall insure the Property of the



CREDIT AGREEMENT - Page 49

Borrower against all risk of physical damage, including without limitation, loss by fire, explosion, theft, fraud and such other casualties as may be reasonably satisfactory to the Lender, but in no event at any time in an amount less than the replacement value of the Collateral.

                  (c) Maintain in full force and effect worker's compensation coverage and public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with its operations and with the use of any Properties owned, occupied or controlled by the Borrower or any of its Subsidiaries, in such amounts as is customary with companies similarly situated and in the same or similar businesses.

                  (d) Maintain such other insurance as may be required by law or as may be reasonably requested by the Lender for purposes of assuring compliance with this Section 7.7. All insurance covering tangible personal Property subject to a Lien in favor of the Lender granted pursuant to the Security Documents shall provide that, in the case of each separate loss, the full amount of insurance proceeds shall be payable to the Lender and shall further provide for at least thirty (30) days' prior written notice to the Lender of the cancellation or substantial modification thereof.

         7.8 ERISA. At all times: (a) make contributions to each Plan in a timely manner and in an amount sufficient to comply with the minimum funding standards requirements of ERISA; (b) immediately upon acquiring knowledge of (i) any Reportable Event in connection with any Plan for which no administrative or statutory exemption exists or (ii) any "prohibited transaction," as such term is defined in Section 4975 of the Code, in connection with any Plan, furnish the Lender a statement executed by a Responsible Officer of the General Partner or such Subsidiary setting forth the details thereof and the action which the Borrower or any such Subsidiary proposes to take with respect thereto and, when known, any action taken by the Internal Revenue Service with respect thereto;
(c) notify the Lender promptly upon receipt by the Borrower or any Subsidiary thereof of any notice of the institution of any proceedings or other actions which may result in the termination of any Plan by the PBGC and furnish the Lender with copies of such notice; (d) pay when due, or within any applicable grace period allowed by the PBGC, all required premium payments to the PBGC; (e) furnish the Lender with copies of the annual report for each Plan filed with the Internal Revenue Service not later than ten (10) days after the Lender requests such report; (f) furnish the Lender with copies of any request for waiver of the funding standards or extension of the amortization periods required by Sections 303 and 304 of ERISA or Section 412 of the Code promptly after the request is submitted to the Secretary of the Treasury, the Department of Labor or the Internal Revenue Service, as the case may be; and (g) pay when due all installment contributions required under Section 302 of ERISA or Section 412 of the code or within ten (10) days of a failure to make any such required contributions when due furnish the Lender with written notice of such failure.

         7.9 Use of Proceeds. Subject to the terms and conditions contained herein, (a) use the proceeds of the Loans for (a) financing ongoing working capital needs of the Borrower and its Subsidiaries not otherwise prohibited herein and/or (b) payment of the Obligations, as provided in this Agreement; provided, that no proceeds of any Loan shall be used (a) for the purpose of purchasing or carrying directly or indirectly any margin stock as defined in Regulation U ("Reg U") of the Board of Governors of the Federal Reserve System,
(b) for the purpose of



CREDIT AGREEMENT - Page 50
reducing or retiring any Indebtedness which was originally incurred to purchase or carry any such margin stock, (c) for any other purpose which would cause such Loan to be a "purpose credit" within the meaning of Reg U and (d) for any purpose which would constitute a violation of Reg U or of Regulations G, T or X of the Board of Governors of the Federal Reserve System or any successor regulation of any thereof or of any other rule, statute or regulation governing margin stock from time to time.

         7.10 Guarantors; Joinder Agreements. Promptly inform the Lender of the creation or acquisition of any Subsidiary of the Borrower after the Closing Date and, if required by the Lender, promptly cause any such Subsidiary created after the Closing Date (except as provided for below) to become a Guarantor by execution and delivery to the Lender a Guaranty or a Joinder Agreement (if a Joinder Agreement is requested by the Lender in lieu of a Guaranty) and execute and deliver to the Lender any applicable Security Documents required by the Lender, together with such related certificates, legal opinions and documents as the Lender may reasonably require.

         7.11 Notice of Events. Notify the Lender immediately upon acquiring knowledge of the occurrence of, or if the Borrower or any of its Subsidiaries causes or intends to cause, as the case may be: (a) the institution of any lawsuit, administrative proceeding or investigation affecting the Borrower or any of its Subsidiaries, including without limitation, any audit by the Internal Revenue Service, (b) any development or change in the business or affairs of the Borrower or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect; (c) any Event of Default or any Default, together with a detailed statement by a Responsible Officer of the General Partner of the steps being taken to cure the effect of such Event of Default or Default; (d) the occurrence of a default or event of default by the Borrower or any of its Subsidiaries under any agreement or series of related agreements to which it is a party; (e) any violation by, or investigation of, the Borrower or any of its Subsidiaries in connection with any actual or alleged violation of any Legal Requirement imposed by the Environmental Agency which is reasonably likely to have a Material Adverse Effect; and (f) any material change in the accuracy of the representations and warranties of the Borrower or any of any of its Subsidiaries in this Agreement or any other Loan Document.

         7.12 Environmental Matters. Without limiting the generality of Section 7.1(c) hereof, (a) comply in all material respects with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Requirement of Environmental Law or Environmental Permit; (b) obtain and maintain in effect all Environmental Permits; and (c) keep its Property free of any Environmental Claims or Environmental Liabilities.

         7.13 End of Fiscal Year. Cause each of its fiscal years to end on September 30.

         7.14 Pay Obligations and Perform Other Covenants. Make full and timely payment of the Obligations, whether now existing or hereafter arising, duly comply with all of the terms and covenants contained in this Agreement and in each of the other Loan Documents at all times and places and in the manner set forth therein, and except for the filing of continuation statements and the making of other filings by the Lender as secured party or assignee, at all times take all



CREDIT AGREEMENT - Page 51
actions necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement and the Security Documents as valid perfected first priority Liens on the Collateral intended to be covered thereby (subject only to other Liens expressly permitted by Section 8.2 hereof) and supply all information to the Lender necessary for such maintenance.

         7.15 Collection of Receivables; Application of Lockbox Agreement Proceeds.

                  (a) At the Borrower's own cost and expense, arrange for remittances on all Receivables to be made directly to lockbox(es) designated by the Lender under the terms of the Lockbox Agreements or in such other manner as the Lender may direct. Prior to the implementation of the procedures discussed in Section 7.15(b) below, the proceeds of all Receivables collected through such lockbox(es) shall not be required to be remitted to the Lender for application to the Revolving Loans and for other disbursements approved by the Lender as set forth in Section 7.15(b) below, but instead shall be available for unrestricted use by the Borrower by deposit of such proceeds into one or more operating accounts maintained by the Borrower with the Lender.

                  (b) If at any time, either (i) a Default or Event of Default shall occur and be continuing or (ii) Availability shall be less than $50,000 for more than five (5) consecutive Business Days after the Lender has notified the Borrower in writing that Availability has fallen below $50,000 for any reason, all remittances on all Receivables processed through lockbox(es) in accordance with Section 7.15(a) above shall at all times thereafter be promptly deposited in one or more accounts designated by the Lender, subject to withdrawal by the Lender only, as hereinafter provided. In connection therewith, the Lender is irrevocably authorized, in accordance with the terms of the implementation and processing instructions for the applicable Lockbox Agreement(s), to cause all such remittances on all Receivables to be promptly deposited in such account or accounts designated by the Lender. All remittances and payments that are deposited in accordance with the foregoing will be immediately applied by the Lender to reduce the outstanding balance of the Revolving Loans, subject to the continued accrual of interest on the Revolving Loan balances to which such remittances and payments are applied for one (1) Business Day (or two (2) Business Days in the case of remittances and payments received after 12:00 noon) and in any event subject to final collection in cash of the item deposited.

                  (c) As long as the procedures implemented under Section 7.15(b) above are in effect and are continuing, the Borrower shall cause all payments, if any, received by the Borrower or any of its Subsidiaries on account of Receivables which are not forwarded directly to the above-described lockbox(es) (whether in the form of cash, checks, notes, drafts, bills of exchanges, money orders or otherwise) to be promptly deposited in precisely the form received (but with any endorsements of the Borrower or the applicable Subsidiary necessary for deposit or collection) in the account or accounts designated by the Lender in accordance with the provisions of Section 7.15(b) above.

                  (d) In addition to the financial reporting requirements set forth in Section 7.3 hereof, as long as the daily collection procedure implemented by the provisions of Section 7.15(b) above is in effect, the Borrower shall furnish to the Lender on each Business Day



CREDIT AGREEMENT - Page 52
a copy of a Receivables report setting forth the sales, collections and credits for the Borrower and its Subsidiaries for the preceding Business Day prior to the date of such Receivables report.

                  (e) If and when the daily collection procedures discussed in
Section 7.15(b) above are implemented in accordance with the provisions thereof, such daily collection procedures shall thereafter continue to be in effect until the end of the fiscal quarter of the Borrower during which all existing Defaults and Events of Default, if applicable, shall have been cured to the satisfaction of the Lender and Availability shall have increased to an amount equal to or greater than $50,000, if applicable.

         7.16 Additional Receivables Documentation. In addition to the Receivables information delivered pursuant to the other provisions of this Agreement, furnish such further schedules and/or information as the Lender may reasonably require relating to the Receivables (including without limitation, sales invoices if the same are required by the Lender), and the Borrower shall notify the Lender of any non-compliance in respect of the representations and warranties contained in Section 6.21 hereof. The items to be provided under this
Section 7.16 are to be in Proper Form and are to be executed and delivered to the Lender from time to time solely for its convenience in maintaining records of the Collateral. The Borrower's failure to give any of such items to the Lender shall not affect, terminate, modify or otherwise limit the Lender's Lien or security interest in the Collateral.

         7.17 Y2K Covenant. Borrower has completed or accomplished, or will use their best efforts to complete or accomplish, the following:

                  (a) By June 30, 1999 prepare a comprehensive, detailed inventory and assessment of the risk posed by the Year 2000 Problem as it may affect Borrower's own business, properties or operations;

                  (b) By June 30, 1999 make detailed inquiry of material suppliers, vendors and customers of Borrower, to ascertain whether such persons are aware of the need to address the Year 2000 Problem and whether they are taking appropriate steps to do so;

                  (c) By June 30, 1999 prepare a detailed project plan and budget for ensuring that the Year 2000 Problem is successfully addressed in all material respects as it pertains to Borrower's own business, properties or operations, and containing contingency plans to mitigate the effects of any third party's unexpected failure to address the Year 2000 Problem;

                  (d) By September 30, 1999 renovate all systems and equipment affected by the Year 2000 Problem to cause them to perform correctly date-sensitive functions for relevant date data from before and after December 31, 1999 ("Year 2000 Compliance") or replace them with technology not so affected, and commence testing; and

                  (e) By September 30, 1999 complete testing and installation of all material systems and equipment to ensure timely Year 2000 Compliance.



CREDIT AGREEMENT - Page 53

         7.18 Further Information. Subsequent to June 30, 1999, Borrower shall deliver to the Lender, (a) promptly upon sending or receipt, copies of any and all management letters and correspondence relating to management letters, sent or received by Borrower to or from the independent public accountants who reported on the financial statements provided for in Subsection 7.3(a) above, and (b) upon request, a copy of Borrower's plan, timetable and budget to address the Year 2000 Problem, together with periodic updates thereof and expenses incurred to date, any third party assessment of Borrower's Year 2000 remediation efforts, and any Year 2000 contingency plans, and any estimates of Borrower's potential litigation exposure (if any) to the Year 2000 Problem.

8. Negative Covenants.

         The Borrower covenants and agrees with the Lender that prior to the termination of this Agreement, the Borrower will not, and will not suffer or permit any of its Subsidiaries, if any, to, do any of the following:

         8.1 Indebtedness. Except as otherwise permitted hereby, create, incur, suffer or permit to exist, or assume or guarantee, directly or indirectly, or become or remain liable with respect to any Indebtedness, whether direct, indirect, absolute, contingent or otherwise, except the following:

                  (a) Indebtedness to the Lender pursuant hereto;

                  (b) Indebtedness secured by Liens permitted by Section 8.2 hereof;

                  (c) Purchase money Indebtedness incurred to finance the Borrower's purchase of equipment used for the Borrower's or any of its Subsidiaries' operations, not to exceed $100,000 in the aggregate at any time during the period of time from the Closing Date and thereafter;

                  (d) Subordinated Indebtedness and Indebtedness due Ultimate Parent in an aggregate principal amount at any time outstanding not to exceed $350,000;

                  (e) other liabilities existing on the date of this Agreement and set forth on Schedule 6.16 attached hereto;

                  (f) current accounts payable and unsecured current liabilities, not the result of borrowings, to vendors, suppliers and persons providing services, for expenditures on ordinary trade terms for goods and services normally required by the Borrower or any of its Subsidiaries in the ordinary course of its business;

                  (g) payment of or reimbursement of current and deferred taxes and other assessments and governmental charges (to the extent permitted by any of the other provisions of this Agreement); and

                  (h) Refinancing Indebtedness.



CREDIT AGREEMENT - Page 54

         8.2 Liens. Except as otherwise permitted hereby, create or suffer to exist any Lien upon any of its Property (including without limitation, real property assets) now owned or hereafter acquired, or acquire any Property upon any conditional sale or other title retention device or arrangement or any purchase money security agreement; provided, however, that the Borrower and its Subsidiaries (or any of them) may create or suffer to exist:

                  (a) Liens in effect on the date hereof and which are described on Schedule 8.2 attached hereto, provided, that the Property covered thereby does not increase in quantity and such Liens may not be renewed and extended except as permitted by Section 8.2(l) below;

                  (b) Liens in favor of the Lender;

                  (c) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions, social security and other similar laws (not including any lien described in Section 412(m) of the Code);

                  (d) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens and other similar liens, incurred in good faith in the ordinary course of business and securing obligations which are not overdue for a period of more than fifteen (15) days or which are being contested in good faith by appropriate proceedings as to which the Borrower or any of its Subsidiaries, as the case may be, shall, to the extent required by GAAP, consistently applied, have set aside on its books adequate reserves;

                  (e) Liens securing the payment of taxes, assessments and governmental charges or levies, that are not delinquent or are being diligently contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP; provided, however, that in no event shall the aggregate amount of taxes, assessments and governmental charges or levies which are being contested at any time exceed $50,000 and that in no event shall the aggregate amount of such reserves be less than the aggregate amount secured by such Liens;

                  (f) Zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of its business;

                  (g) Liens securing the performance of utility services, bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;



CREDIT AGREEMENT - Page 55
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                  (h) Purchase money Liens securing the Indebtedness permitted by Section 8.1(c) above, provided, that as a result of the creation of any such Lien, (i) no Default or Event of Default shall have occurred, (ii) the principal amount of such Lien does not exceed 100% of the purchase price of the asset acquired with such permitted Indebtedness plus accrued interest on such Indebtedness plus protective advances made by the holder of such permitted Indebtedness, and (iii) such Lien shall not apply to any other Property other than the asset acquired with such purchase money Indebtedness;

                  (i) Any attachment or judgment Lien, unless the judgment it secures shall not, within thirty (30) days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within thirty (30) days after the expiration of any such stay;

                  (j) Liens arising by operation of law under Article 2 of the Code in favor of unpaid sellers or prepaying buyers of goods relating to amounts that are not past due in accordance with their respective terms of sale;

                  (k) Statutory or contractual Liens of landlords;

                  (l) Liens securing any Refinancing Indebtedness or other renewals, replacement, reinstatements or refinancings (but not increases) of any obligation secured by any of the Liens described in this definition;

                  (m) Liens on Property of a Person existing at the time such Person is acquired by, merged into or consolidated with the Borrower or any of its Subsidiaries in accordance with the terms hereof, provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those of the Person so merged into, consolidated with or acquired by the Borrower or such Subsidiary; and

                  (n) To the extent the contractual relationships described in clauses (g) and (h) of the definition of "Permitted Dispositions" constitute Liens, any such Liens.

Provided, however, that notwithstanding anything contained above in this Section
8.2 to the contrary, if any of the permitted Liens are of the type that are being contested in good faith by appropriate proceedings as to the Borrower or any of its Subsidiaries, the Indebtedness giving such contested Lien(s) must be immediately paid upon commencement of any foreclosure process or proceeding with respect to such Lien(s) unless the same shall be effectively stayed or a surety bond with respect thereto (which is satisfactory in all respects to the Lender), is posted.

         8.3 Contingent Liabilities. Except as otherwise permitted hereby, create, incur, suffer or permit to exist, directly or indirectly, any Contingent Obligations, except for Contingent Obligations incurred for the benefit of any Subsidiary of the Borrower, if the primary obligation of such Subsidiary is otherwise permitted by any other provisions of this Agreement.



CREDIT AGREEMENT - Page 56
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         8.4 Mergers, Consolidations and Dispositions and Acquisitions of
Assets. Except as otherwise permitted hereby, in any single transaction or series of related transactions, directly or indirectly:

                  (a) Wind up its affairs, terminate, liquidate or dissolve;

                  (b) Except as permitted by Section 8.4(e) and in connection with Permitted Investments, be a party to any merger or consolidation;

                  (c) Except in connection with Permitted Dispositions, sell, convey, lease, transfer or otherwise dispose of all or any portion of the assets of the Borrower and/or its Subsidiaries, or agree to take any such action;

                  (d) Sell, assign, pledge, transfer or otherwise dispose of, or in any way part with control of, any Stock of any of its Subsidiaries or any Indebtedness or obligations of any character of any of its Subsidiaries, or permit any such Subsidiary to do so with respect to any Stock of any other Subsidiary or any Indebtedness or obligations of any character of the Borrower or any of its Subsidiaries, or permit any of its Subsidiaries to issue any additional Stock other than to the Borrower;

                  (e) Without the prior written consent of the Lender, purchase or otherwise acquire, directly or indirectly, in a single transaction or a series of related transactions, all or a substantial portion of the assets of any Person or any shares of Stock of, or similar interest in, any Person; provided, however that:

                           (1) any  Subsidiary of the Borrower may merge or
consolidate with the Borrower or any other domestic Subsidiary of the Borrower, provided that if one or more of the entities so merging or consolidation was a Guarantor, if the surviving entity is not the Borrower or is not yet a Guarantor, such surviving entity shall simultaneously with such merger, execute and deliver to the Lender a Joinder Agreement, together with all requested Security Documents, as required at such time by the Lender, appropriately completed; and

                           (2) any transfer of assets otherwise permitted by
clause (e) of the definition of "Permitted Dispositions" may occur; or

                  (f) Permit any Person other than General Partner or Limited Partner to own or control, directly or indirectly, any partnership interest of Borrower.

         8.5 Nature of Business. Materially change the nature of its business or enter into any business which is substantially different from the business in which it is engaged as of the Closing Date.

         8.6 Transactions with Related Parties.

                  (a) Except for (i) Permitted Affiliate Transactions, (ii) transactions, contracts or agreements existing on the date of this Agreement and which are set forth on Schedule 8.6



CREDIT AGREEMENT - Page 57
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attached hereto, provided that, management fees may be paid to the Ultimate
Parent and/or the General Partner, in no event exceed, on a cumulative basis, $250,000 annually, (iii) transactions, contracts or agreements otherwise permitted hereby, and (iv) any renewals and extensions of such existing transactions, contracts or agreements, so long as such renewals and extensions are upon terms and conditions substantially identical to the terms and conditions set forth in the existing transactions, contracts and agreements (or otherwise no less favorable to the Borrower and the Guarantors, as applicable):
(A) enter into any other transaction, contract or agreement of any kind with any Affiliate, officer or director of the General Partner or any of Borrower's Subsidiaries, unless such transaction, contract or agreement is made upon terms and conditions not less favorable to such Person than those which could have been obtained from wholly independent and unrelated sources; and (B) the Borrower will not permit the compensation paid by the Borrower or any of its Subsidiaries to any officer, stockholder, director, partner or proprietor of the General Partner or any of Borrower's Subsidiaries to be excessive, based on the reasonable determination of the Borrower's compensation committee, taking into consideration the financial circumstances of the Borrower or the applicable Subsidiary and the position and qualifications of such Person.

                  (b) Permit any officer or director of the General Partner or any of Borrower's Subsidiaries to acquire or otherwise usurp any partnership or corporate opportunity rightfully belonging to the Borrower or such Subsidiary in any manner which would constitute a breach of such officer's or director's duty of loyalty to the Borrower or such Subsidiary.

         8.7 Investments; Loans. Except as otherwise permitted hereby, make, directly or indirectly, any loan or advance to or have any Investment in any Person, or make any commitment to make such loan, advance or Investment, except:

                  (a) Stock of any Subsidiary created or acquired after the Closing Date in accordance with the other provisions of this Agreement or with the prior written consent of the Lender; and

                  (b) Permitted Investments.

         8.8 ERISA Compliance.

                  (a) At any time engage in any "prohibited transaction" as defined in ERISA; or permit any Plan to be terminated in a manner which could result in the imposition of a Lien on any Property of the Borrower or any of its Subsidiaries pursuant to ERISA.

                  (b) Engage in any transaction in connection with which the Borrower or any Subsidiary thereof could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a tax imposed under the provisions of Section 4975 of the Code.

                  (c) Terminate any Plan in a "distress termination" under
Section 4041 of ERISA, or take any other action which could result in a liability of the Borrower or any Subsidiary thereof to the PBGC.



CREDIT AGREEMENT - Page 58
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                  (d) Fail to make payment when due of all amounts which, under the provisions of any Plan, the Borrower or any Subsidiary thereof is required to pay as contributions thereto, or, with respect to any Plan, permit to exist any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto.

                  (e) Adopt an amendment to any Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

         8.9 Credit Extensions. Extend credit other than (a) normal and prudent extensions of credit to customers for goods and services in the ordinary course of business and (b) loans otherwise permitted by the provisions of Section 8.7 above.

         8.10 Change in Accounting Method. Make or permit any change in accounting method or financial reporting practices except as may be required by GAAP, as in effect from time to time.

         8.11 Interest Coverage Ratio. Permit the Interest Coverage Ratio of the Borrower (expressly excluding Ultimate Parent, its Subsidiaries and Borrower's Subsidiaries) to be less than 3.00 to 1.00. The Interest Coverage Ratio will be measured as of the last day of each month for the period consisting of the immediately preceding twelve (12) months.

         8.12 Tangible Net Worth. Permit the Tangible Net Worth of the Borrower (expressly excluding Ultimate Parent, its Subsidiaries and Borrower's Subsidiaries), as determined at any time and from time to time, to be less than the sum of the following:

                  (i) $9,000,000.00 (which was the Tangible Net Worth of Tidel Engineering, Inc. as of September 30, 1998); plus

                  (ii) an amount equal to fifty percent (50%) of positive net income of Tidel Engineering, Inc. for the period from October 1, 1998 through March 31, 1999, plus

                  (iii) the amount, which shall be added to the sum of clauses
         (i) and (ii) above as of the end of each calendar month, on a cumulative basis, beginning with the calendar month ending April 30, 1999 and continuing each calendar month thereafter through the term of this Agreement, that is equal to the sequential monthly calculations of fifty percent (50%) of the positive (but not the negative) net income of the Borrower for each calendar month occurring on and after April 30, 1999.

         8.13 Capital Expenditures. Make, directly or indirectly, Capital Expenditures other than such expenditures which do not exceed One Million Three Hundred Thousand Dollars ($1,300,000.00) in any fiscal year.



CREDIT AGREEMENT - Page 59
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         8.14 Sales of Receivables. Sell, assign, discount, transfer or otherwise dispose of any Receivables, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse.

         8.15 Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any of its Subsidiaries shall sell or transfer any Property, real or personal, which is used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such Property or other Property which the Borrower or such Subsidiary intends to use for substantially the same purpose or purposes as the Property being sold or transferred.

         8.16 Change of Name or Place of Business. Permit the Borrower or any of its Subsidiaries to change its address, name, location of its chief executive office or principal place of business or the place it keeps its books and records, unless the Borrower has (a) notified the Lender of such change in writing at least thirty (30) days before the effective date of such change, (b) taken such action, reasonably satisfactory to the Lender, to have caused the Liens against all Collateral in favor of the Lender to be at all times fully perfected and in full force and effect and (c) delivered such certificates of Governmental Authorities as the Lender may reasonably require substantiating such name change.

         8.17 Availability. Allow Availability to be less than zero at any time.

         8.18 Distribution of Capital. The Borrower shall not directly or indirectly declare or make, or incur any liability to make, any distribution of income or capital on account of any general or limited partnership interest of Borrower now or hereafter in existence ("Distributions"), or set aside or otherwise deposit or invest any sums for such purpose, except Distributions to the Ultimate Parent, the General Partner or the Limited Partner by Borrower, so long as no Event of Default has occurred or would result therefrom, solely for the following purposes:

                  (a) reimbursement of or payment of Federal income tax liabilities and state income and franchise tax liabilities, if any, of the General Partner or the Limited Partner, in the amount of such Federal income tax liabilities or state income and franchise tax liabilities, if any, and at such time or thereafter as the same become due and payable; and

                  (b) payment of principal and interest by the Ultimate Parent as they become due and payable under the Term Loan.

9. Events of Default and Remedies.

         9.1 Events of Default. If any of the following events shall occur and be continuing, then the Lender may, by written notice (or facsimile notice promptly confirmed in writing) to the Borrower, take any or all of the following actions at the same or different times: (1) accelerate the Revolving Loan Maturity Date and declare the Revolving Note, accelerate the Term Loan Maturity Date and declare the Term Note, all Letter of Credit Advances, the Commitment Fees and all other Obligations then outstanding to be, and thereupon the Revolving Note, the Term



CREDIT AGREEMENT - Page 60
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Note, said Letter of Credit Advances, the Commitment Fees and all other
Obligations shall forthwith become, immediately due and payable, without further notice of any kind, notice of acceleration or of intention to accelerate, presentment and demand or protest, or other notice of any kind all of which are hereby expressly WAIVED by the Borrower; (2) terminate all or any portion of the Commitments and any obligation to issue any additional Letters of Credit; (3) demand that the Borrower and the Guarantors provide the Lender, and the Borrower and the Guarantors jointly and severally agree upon such demand to provide, cash collateral in an amount equal to the aggregate Letter of Credit Exposure Amount then outstanding, on terms and pursuant to documents in agreement and satisfactory in all respects to the Lender; and (4) exercise any and all other rights pursuant to the Loan Documents:

                  (a) The Borrower shall fail to pay or prepay any principal of or interest on the Notes, any Application, the Commitment Fees or any other Obligation hereunder as and when due and payable, whether at the due date thereof (by acceleration, lapse of time or otherwise) or at any date fixed for prepayment thereof in accordance with the other provisions of this Agreement; or

                  (b) The Borrower or any of its Subsidiaries (i) shall fail to pay at maturity, or within any applicable period of grace, any Indebtedness, or the equivalent thereof (excluding Indebtedness outstanding hereunder and accounts payable created in the ordinary course of business), in excess of $50,000 in principal amount unless such payment is being contested in good faith (by appropriate proceedings) and adequate reserves have been provided therefor, or (ii) shall default in any other manner with respect to any Indebtedness, or the equivalent thereof (excluding Indebtedness outstanding hereunder), in excess of $50,000 in principal amount if the effect of any such default or event of default shall be to accelerate or to permit the holder of any such Indebtedness or equivalent obligation, at its option, to accelerate the maturity of such Indebtedness or equivalent obligations prior to the stated maturity thereof,
(iii) shall fail to observe or perform any term, covenant or agreement contained in any agreement or obligation, other than any Loan Document, by which the Borrower or any of its Subsidiaries is bound, or (iv) is in default under or in violation of any Legal Requirement, or

                  (c) Any representation or warranty made or deemed made in connection with any Loan Document shall prove to have been incorrect, false or misleading in any material respect when made or deemed to have been made; or

                  (d) Default shall occur in the punctual and complete performance or observance of any covenant, condition or agreement to be observed or performed on the part of the Borrower or any of its Subsidiaries pursuant to the terms of any provision of this Agreement or any other Loan Document; provided, however, Borrower shall have fifteen (15) days from the date of default to cure any default under Sections 7.1, 7.5, 7.6, 7.7, 7.8 and 7.13 hereof.

                  (e) Final judgment or judgments (or any decree or decrees for the payment of any fine or any penalty) for the payment of an uninsured money award in excess of $50,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and the same shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed or bonded; or



CREDIT AGREEMENT - Page 61
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                  (f) The General Partner, the Borrower or any of its
Subsidiaries shall claim, or any court shall find or rule, that the Lender does not have a valid Lien on any portion of the Collateral which may now or hereafter have been provided to secure the Obligations hereunder; or

                  (g) Any order shall be entered in any proceeding against the General Partner, the Borrower or any Subsidiaries decreeing the dissolution, liquidation or split-up thereof, and such order shall remain effect for thirty
(30) days; or

                  (h) The General Partner, the Borrower or any of its Subsidiaries shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

                  (i) A change shall occur in the financial condition, business affairs or otherwise of the Borrower or any of its Subsidiaries, or in the value of the Collateral given as security for the Obligations hereunder, which would or does have a Material Adverse Effect; or

                  (j) Any of the following shall occur: (1) a Reportable Event shall have occurred with respect to a Plan; (2) the filing by the Borrower, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such Plan in a "distressed termination" under the provisions of
Section 4041 of ERISA; (3) the receipt of notice by the Borrower, any ERISA Affiliate or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Plan; (4) any other event or condition exists which might, in the opinion of the Lender, constitute grounds under the provisions of Section 4042 of ERISA for the termination of or the appointment of a trustee to administer any Plan by the PBGC; (5) a Plan shall fail to maintain a minimum funding standard required by Section 412 of the Code for any plan year or a waiver of standard is sought or granted under the provisions of Section 412(d) of the Code; (6) the Borrower or any ERISA Affiliate has incurred, or is likely to incur, a liability under the provisions of Section 4062, 4063, 4064 or 4201 of ERISA; (7) the Borrower or any ERISA Affiliate fails to pay the full amount of an installment required under Section 412(m) of the Code; or (8) the occurrence of any other event or condition with respect to any Plan which would constitute an event of default or default under any other agreement entered into by the Borrower or any ERISA Affiliate; or

                  (k) One or more notices of Liens arising from unpaid federal, state or local taxes exceeding $25,000 in the aggregate shall be filed against any of the Properties or assets of the Borrower or any of its Subsidiaries, provided, however, that a reserve against the Borrowing Base will be established in an amount equal to the amount of any and all federal, state or local taxes less than such $25,000 aggregate threshold which are claimed to be owing under any such notices of Liens; or



CREDIT AGREEMENT - Page 62
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                  (l) This Agreement, any of the Notes, any of the Security
Documents or any other Loan Documents shall for any reason cease to be, or shall be asserted by the General Partner, the Borrower or any Guarantor, not to be, a legal, valid and binding obligation of the Borrower or such Guarantors, as applicable, enforceable in accordance with its terms, or the Lien purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by the General Partner, the Borrower or any Guarantor, as applicable not to be, a valid, first priority perfected Lien against any Collateral (except to the extent otherwise permitted under this Agreement or any of the Security Documents); or

                  (m) The Borrower or any of its Subsidiaries which is a party to any of the Lockbox Agreements fails to perform and/or cause to be performed and observed, all covenants, provisions and conditions to be performed, discharged and observed by the Borrower or any such Subsidiary under the terms of the Lockbox Agreements.

In addition, if any of the following events shall occur, then the Notes, the Letter of Credit Advances, the Commitment Fees and all other Obligations then outstanding and payable hereunder shall automatically, without demand, presentment, protest, notice of intent to accelerate, notice of acceleration or other notice to any Person of any kind, all of which are hereby expressly WAIVED by the Borrower, become immediately due and payable and all Commitments and further obligation to issue any additional Letters of Credit shall be immediately and automatically terminated:

                  (n) The General Partner, the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of creditors or shall petition or apply to any tribunal for the appointment of a trustee, custodian, receiver or liquidator of all or any substantial part of its business, estate or assets or shall commence any proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

                  (o) Any such petition or application shall be filed or any such proceeding shall be commenced against the General Partner, the Borrower or any of its Subsidiaries and the General Partner, the Borrower or such Subsidiary by any act or omission shall indicate approval thereof, consent thereto or acquiescence therein, or an order shall be entered appointing a trustee, custodian, receiver or liquidator of all or any substantial part of the assets of the General Partner, the Borrower or any of its Subsidiaries or granting relief to the General Partner, the Borrower or any of its Subsidiaries or approving the petition in any such proceeding, and such order shall remain in effect for more than thirty (30) days; or

                  (p) The General Partner, the Borrower or any of its Subsidiaries shall admit in writing its inability to pay its debts as they become due or fail generally to pay its debts as they become due or suffer any writ of attachment or execution or any similar process to be issued or levied against it or any substantial part of its Property which is not released, stayed, bonded or vacated within ten (10) days after its issue or levy.

         9.2 Remedies Cumulative. No remedy, right or power conferred upon the Lender is intended to be exclusive of any other remedy, right or power given hereunder or now or hereafter



CREDIT AGREEMENT - Page 63
existing at law, in equity, or otherwise, and all such remedies, rights and powers shall be cumulative.

10. Miscellaneous.

         10.1 No Waiver. No waiver of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default. No failure to exercise and no delay on the part of the Lender in exercising any right or power under any Loan Document or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or the abandonment or discontinuance of steps to enforce any such right or power, preclude any further or other exercise thereof or the exercise of any other right or power. No course of dealing between the Borrower and the Lender shall operate as a waiver of any right or power of the Lender. Subject to the provisions of Section 10.11 hereof, no amendment, modification or waiver of any provision of this Agreement or any other Loan Document, nor any consent to any departure therefrom, shall be effective unless the same is in writing and signed by the Person against whom it is sought to be enforced, and then it shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower or any other Person shall entitle the Borrower or any other Person to any other or further notice or demand in similar or other circumstances.

         10.2 Notices. All notices under the Loan Documents shall be in writing and either (i) delivered against receipt therefor, (ii) mailed by registered or certified mail, return receipt requested, or (iii) sent by telex, telecopy (promptly confirmed by mail, except for any notice pursuant to Section 5.1(a)(ii) hereof which need not be confirmed by mail) or telegram, in each case to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof. The Borrower or Ultimate Parent may change its address for purposes hereof by providing written notice of such address change to the Lender in accordance with the provisions of this Section 10.2, with any such change in address only being effective ten (10) Business Days after such change of address has been deemed given in accordance with the provisions hereof. Notices shall be deemed to have been given (whether actually received or not) when delivered (or, if mailed, on the next Business Day); however, the notices required or permitted by Sections 2.2(b) and 5.1(a) hereof shall be effective only when actually received by the Lender.

         10.3 Governing Law. UNLESS OTHERWISE SPECIFIED THEREIN, EACH LOAN DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF) AND THE UNITED STATES OF AMERICA.

         10.4 Survival; Parties Bound. All representations, warranties, covenants and agreements made by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of the Loan Documents, shall not be affected by any investigation made by any Person, and shall bind the Borrower and its successors, trustees, receivers and assigns and inure to the benefit of the successors and assigns of the Lender, provided that the undertaking of the Lender hereunder to make Loans to the Borrower and to issue Letters of Credit for the



CREDIT AGREEMENT - Page 64
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account of the Borrower shall not inure to the benefit of any successor or assign of the Borrower. The term of this Agreement shall be until the final maturity of the Notes and the payment of all amounts due under the Loan Documents.

         10.5 Counterparts. This Agreement may be executed in several identical counterparts, and by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

         10.6 Limitation of Interest. The Borrower and the Lender intend to strictly comply with all applicable laws, including applicable usury laws, if any. Accordingly, the provisions of this Section 10.6 shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls. As used in this Section, the term "interest" includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, in equal parts during the full term of the Loans and the Commitments. In no event shall the Borrower or any other Person be obligated to pay, or the Lender have any right or privilege to reserve, receive or retain,
(Y) any interest in excess of the maximum amount of non-usurious interest permitted under the laws of the United States or of any state, if any, which are applicable to the Lender, or (Z) total interest in excess of the amount which the Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Loans at the Highest Lawful Rate, if any, applicable to the Lender. On each day, if any, that the sum of the Alternate Base Rate or the Adjusted LIBOR Rate, as applicable, and the Applicable Margin, or any other applicable rate called for under any other Loan Document exceeds the Highest Lawful Rate, if any, applicable to the Lender, the rate at which interest shall accrue for the applicable type of borrowing owing to the Lender shall automatically be fixed by operation of this sentence at the Highest Lawful Rate applicable to the Lender for that day, and shall remain fixed at the Highest Lawful Rate applicable to the Lender for each day thereafter until the total amount of interest accrued and owing to the Lender equals the total amount of interest which would have accrued on such borrowing owing to the Lender if there were no such ceiling rate as is imposed by this sentence. Thereafter, interest shall accrue at the Alternate Base Rate plus the Applicable Margin, the Adjusted LIBOR Rate plus the Applicable Margin or such other applicable rate, respectively, unless and until the sum of the Alternate Base Rate and the Applicable Margin, the sum of the Adjusted LIBOR Rate and the Applicable Margin or such other applicable rate (whichever is applicable to the situation) again exceeds the Highest Lawful Rate applicable to the Lender when the provisions of the immediately preceding since shall again automatically operate to limit the interest accrual rate. The daily interest rates to be used in calculating interest at the Highest Lawful Rate for the Lender shall be determined by dividing the applicable Highest Lawful Rate, if any, for the Lender per annum by the number of days in the calendar year for which such calculation is being made. None of the terms and provisions contained in this Agreement or in any other Loan Document which directly or indirectly relate to interest shall ever be construed without reference to this Section 10.6, or be construed to create a



CREDIT AGREEMENT - Page 65
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contract to pay the Lender for the use, forbearance or detention of money at an interest rate in excess of the Highest Lawful Rate applicable to the Lender. If the term of any Loans or any of the Notes is shortened by reason of acceleration of maturity as a result of any Default or Event of Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason the Lender at any time is owed or receives (and/or has received) interest in excess of interest calculated at the Highest Lawful Rate applicable to the Lender, then and in any such event all of any such excess interest owed to or received by the Lender shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to the Lender, it shall be credited pro tanto against the then-outstanding principal balance of the Borrower's obligations to the Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor. To the extent the Laws of the State of Texas are applicable for purposes of determining the "Highest Lawful Rate," such term shall mean the "weekly ceiling" from time to time in effect under Article lD. 003, Title 79, Revised Civil Statutes of Texas, as amended, or, if permitted by applicable Law and effective upon the giving of the notices required by such Article lD. 103 and under the Texas Finance Code (or effective upon any other date otherwise specified by applicable Law), the "monthly ceiling," the "quarterly ceiling" or "annualized ceiling" from time to time in effect under such Chapter lD of the Texas Credit Title, whichever that the Lender shall elect to substitute for the "weekly ceiling," and vice versa, each such substitution to have the effect provided in such Chapter lD of the Texas Credit Title; and the Lender shall be entitled to make such election from time to time and one or more times and, without notice to Borrower, to leave any such substitute rate in effect for subsequent periods in accordance with Chapter lD of the Texas Credit Title. Pursuant to Article 15.10(b) of Chapter 15, Subtitle 79, Revised Civil Statutes of Texas, 1925, as amended, and pursuant to Chapter 346.004 of the Texas Finance Code, as amended, Borrower agrees that Chapter 15 of the Texas Credit Title and Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not govern or in any manner apply to the Obligations.

         10.7 Survival. The obligations of the Borrower under Sections 2.3, 2.4(b), 2.9, 2.10(f), 10.9, 10.10 and 10.17 hereof shall survive the repayment of the Loans, the termination of the Commitments and the cancellation or expiration of the Letters of Credit.

         10.8 Captions. The headings and captions appearing in the Loan Documents have been included solely for convenience and shall not be considered in construing the Loan Documents.

         10.9 Expenses, Etc. Whether or not any Loan is ever made or any Letter of Credit ever issued, the Borrower agrees to pay or reimburse on demand the Lender for paying: (a) the reasonable fees and expenses of Hughes & Luce, L.L.P., counsel to the Lender or any other legal counsel engaged by the Lender, in connection with (i) the preparation, execution and delivery of this Agreement (including the exhibits and schedules hereto) and the Loan Documents and the making of the Loans and the issuance of Letters of Credit hereunder, and (ii) any modification, supplement or waiver of any of the terms of this Agreement, the Letters of Credit or any other



CREDIT AGREEMENT - Page 66

Loan Document; (b) all reasonable and documented costs and expenses (including reasonable and documented attorneys fees) of the Lender in connection with the enforcement of this Agreement, the Letters of Credit or any other Loan Document;
(c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any Letter of Credit or any other Loan Document or any other document referred to herein or therein; (d) all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement, any other Loan Document or any document referred to herein or therein, and the cost of title insurance; and (e) reasonable and documented expenses of due diligence incurred prior to or as of the Closing Date.

         10.10 Indemnification. THE BORROWER AGREES TO INDEMNIFY THE LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL OR AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES (INCLUDING ENVIRONMENTAL LIABILITIES), CLAIMS (INCLUDING ENVIRONMENTAL CLAIMS) OR DAMAGES TO WHICH ANY OF THEM MAY BECOME SUBJECT, INSOFAR AS SUCH LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM ANY (a) ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY EXTENSION OF CREDIT (WHETHER A LOAN OR A LETTER OF CREDIT) BY THE LENDER HEREUNDER, (b) BREACH BY THE BORROWER OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, (c) VIOLATION BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OF ANY LAW, RULE, REGULATION OR ORDER INCLUDING ANY REQUIREMENTS OF ENVIRONMENTAL LAW, (d) LIENS OR SECURITY INTERESTS GRANTED ON ANY PROPERTY PURSUANT TO OR UNDER THE LOAN DOCUMENTS, TO THE EXTENT RESULTING FROM ANY HAZARDOUS SUBSTANCE LOCATED IN, ON OR UNDER ANY SUCH PROPERTY, (e) OWNERSHIP BY THE LENDER OF ANY PROPERTY FOLLOWING FORECLOSURE UNDER THE LOAN DOCUMENTS, TO THE EXTENT SUCH LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM ANY HAZARDOUS SUBSTANCE, LOCATED IN, ON OR UNDER SUCH PROPERTY PRIOR TO OR AT THE TIME OF SUCH FORECLOSURE, INCLUDING LOSSES, LIABILITIES, CLAIMS OR DAMAGES WHICH ARE IMPOSED UPON PERSONS UNDER LAWS RELATING TO OR REGULATING HAZARDOUS SUBSTANCES, SOLELY BY VIRTUE OF OWNERSHIP, (f) THE LENDER BEING DEEMED AN OPERATOR OF ANY SUCH PROPERTY BY A COURT OR OTHER REGULATORY OR ADMINISTRATIVE AGENCY OR TRIBUNAL OR OTHER THIRD PARTY, TO THE EXTENT SUCH LOSSES, LIABILITIES, CLAIMS OR DAMAGES ARISE OUT OF OR RESULT FROM ANY HAZARDOUS SUBSTANCE, PETROLEUM, PETROLEUM PRODUCT OR PETROLEUM WASTE LOCATED IN ON OR UNDER SUCH PROPERTY AT OR PRIOR TO THE TIME OF ANY FORECLOSURE THEREON UNDER THE LOAN DOCUMENT, OR (g) INVESTIGATION, LITIGATION OR OTHER PROCEEDING (INCLUDING ANY THREATENED INVESTIGATION OR PROCEEDING) RELATING TO ANY OF THE FOREGOING, AND THE BORROWER AGREES TO REIMBURSE THE LENDER, AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL AND AGENTS, UPON DEMAND FOR ANY EXPENSES (INCLUDING LEGAL FEES) INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION OR PROCEEDING, AND WHETHER ANY SUCH LOSS, LIABILITY, CLAIM OR DAMAGE RESULTS FROM THE NEGLIGENCE OF ANY SUCH INDEMNIFIED PERSON; BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES INCURRED BY A PERSON OR ANY AFFILIATE THEREOF OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL OR AGENTS BY REASON OF (i) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSON, AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE OR AGENT OR (ii) OWNERSHIP OR OPERATION OF ANY PROPERTY BY THE LENDER FOLLOWING FORECLOSURE UNDER THE LOAN DOCUMENTS IF SUCH LOSSES, LIABILITIES, ETC. ARE ATTRIBUTABLE SOLELY TO THE POST-FORECLOSURE ACTIONS OF THE LENDER.



CREDIT AGREEMENT - Page 67

         10.11 Amendments, Waivers, Etc. No amendment, modification or waiver of any provision of this Agreement, any of the Notes or any other Loan Document, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be or consented to by the Lender and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         10.12 Successors and Assigns.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and permitted assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lender.

                  (b) The Lender may assign to one or more Persons all or a portion of its interests, rights and obligations under this Agreement or may sell participations to any Person in all or part of any Loan, or all or part of the Notes, the Letter of Credit Exposure Amount or Commitments.

                  (c) The Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.12, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower; provided, however, that as a condition to any such disclosure of information relating to the Borrower, the Lender shall require such proposed assignee or participant to agree in writing to keep confidential all information with respect to the Borrower furnished to it by the Lender in connection with any proposed assignment or participation (other than information generally available to the public or otherwise available to the Lender on a non-confidential basis).

                  (d) Notwithstanding anything herein to the contrary, the Lender may pledge and assign all or any portion of its rights and interests under the Loan Documents to any Federal Reserve Bank.

         10.13 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding among the Borrower and the Lender relating to the subject matter hereof and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. Any conflict between the provisions of this Agreement and the provisions of any other Loan Documents shall be governed by the provisions of this Agreement. The Borrower certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in this Agreement and the other Loan Documents of even date herewith.

         10.14 Severability. If any provision of any Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.



CREDIT AGREEMENT - Page 68

         10.15 Disclosures. Every reference in the Loan Documents to disclosures of the Borrower to the Lender in writing, to the extent that such references refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to the Lender in an orderly manner prior to or concurrently with the execution hereof.

         10.16 Taxes.

                  (a) As used in this Section 10.16, the following terms shall have the following meanings:

                           (i) "Indemnifiable Tax" means any Tax, but excluding, in any case any Tax that (a) would not be imposed in respect of a payment to the Lender under this Agreement, under any of the Notes or under any of the other Loan Documents except for a present or former connection between the jurisdiction of the Governmental Authority imposing such Tax and the Lender (or a shareholder or other Person with an interest in the Lender), including a connection arising from the Lender's (or shareholder of the Lender or such other Person) being or having been citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from the Lender having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreements, any of the Notes or any other Loan Documents, or (b) is imposed under United States federal income tax law or any state income tax law.

                           (ii) "Tax" means any present or future tax, levy, impost, duty, charge assessment or fee of any nature (including interest thereon and penalties and additions thereto) that is imposed by any Governmental Authority in respect of a payment to the Lender under this Agreement, under any of the Notes or under any of the other Loan Documents.

                  (b) If the Borrower is required by any Applicable Legal Requirement to make any deduction or withholding for or on account of any payment to be made by it under this Agreement, under any of the Notes or under any other Loan Documents, then the Borrower shall (i) promptly notify the Lender that is entitled to such payment of such requirement to so deduct or withhold such Tax, (ii) pay to the relevant authorities the full amount required to be so deducted or withheld, (iii) promptly forward to the Lender an official receipt (or certified copies thereof), or other documentation reasonably acceptable to the Lender holder, evidencing such payment to such Governmental Authorities and
(iv) if such Tax is an Indemnifiable Tax, pay, to the extent permitted by law, to the Lender, in addition to whatever net amount of such payment is paid to the Lender, such additional amount as is necessary to ensure that the total amount actually received by the Lender (free and clear of Indemnifiable Tax) will equal the full amount of the payment the Lender would have received had no such deduction or withholding been required. If the Borrower pays any additional amount to the Lender pursuant to the preceding sentence and the Lender shall receive a refund of an Indemnifiable Tax with respect to which, in



CREDIT AGREEMENT - Page 69
the good faith opinion of the Lender, such payment was made, the Lender shall pay to the Borrower the amount of such refund promptly upon receipt thereof.

                  (c) In the event that any Governmental Authority notifies the Borrower that it has improperly failed to withhold or deduct any Tax from a payment received by the Lender under this Agreement, under any of the Notes or under any other Loan Document, the Borrower agrees to timely and fully pay such Tax to such Governmental Authority and the Lender shall, upon receipt of written notice of such payment, immediately pay to the Borrower, an amount necessary in order that the amount of such payment to the Borrower after payment of all Taxes with respect to such payment, shall equal the amount that the Borrower paid to such Governmental Authority pursuant to this clause (c).

                  (d) The Lender shall, upon request by the borrower, take requested measures to mitigate the amount of Indemnifiable Tax required to be deducted or withheld from any payment made by the Borrower under this Agreement, under any of the Notes or under any other Loan Documents if such measures can, in the sole and absolute opinion of the Lender, be taken without the Lender suffering any economic, legal, regulatory or other disadvantage (provided, however, that the Lender shall not be required to designate a funding office that is not located in the United States of America).

                  (e) Notwithstanding the foregoing, in no event shall the amount payable under this Section 10.16 (to the extent, if any, constituting interest under applicable laws) together with all amounts constituting interest under applicable laws and payable in connection with this Agreement or any of the Notes, exceed the Highest Lawful Rate or the maximum amount of interest permitted to be charged by applicable laws.

         10.17 Waiver of Claims. THE BORROWER HEREBY WAIVES AND RELEASES THE LENDER FROM ANY AND ALL CLAIMS OR CAUSES OF ACTION WHICH THE BORROWER MAY OWN, HOLD OR CLAIM IN RESPECT OF ANY OF THEM AS OF THE DATE HEREOF.

         10.18 Right of Setoff. Upon the occurrence and during the continuation of any Event of Default, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower or any of the Guarantors (any such notice being expressly waived by the Borrower and by the Guarantors by their execution of a Guaranty or a Joinder Agreement), to setoff and apply any and all deposits (general or special, time or demand, provisional or final, whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit) at any time held, and any other funds or property at any time held, and other Indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower or any such Guarantor against any and all of the Indebtedness arising in connection with this Agreement irrespective of whether or not the Lender will have made any demand under this Agreement, any of the Notes or any other Loan Document. The Borrower and each of the Guarantors (by their execution of a Guaranty or a Joinder Agreement) also hereby grants to the Lender a security interest in and hereby transfers, assigns, sets over, and conveys to the Lender, as security for payment of all Loans and Letter of Credit Exposure Amount, all such deposits, funds or property of the Borrower or any such Guarantor or Indebtedness of the Lender to the Borrower or any such Guarantor. Should the right of the Lender to realize funds in any manner



CREDIT AGREEMENT - Page 70
set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Lender shall make restitution or refund to the Borrower or such Guarantor, as applicable. The Lender agrees to promptly notify the Borrower after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of the Lender under this Section are in addition to other rights and remedies (including without limitation other rights of setoff) which the Lender may have.

         10.19 Waiver of Right to Jury Trial. EXCEPT AS PROHIBITED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES, ANY OF THE OTHER LOAN DOCUMENTS OR ANY TRANSACTIONS EVIDENCED THEREBY.

         10.20 Additional Provisions Regarding Collection of Receivables; Control of Inventory and other Collateral.

                  (a) So long as the procedures discussed in Section 7.15(b) hereof have been implemented and are continuing, the Borrower hereby constitutes the Lender or the Lender's designee as the Borrower's attorney-in-fact with power to endorse the Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidence of payment of any Receivables or any other Collateral that may come into its possession; to sign or endorse the Borrower's name on any invoice, bill of lading or other title or ownership documents relating to any Receivables or inventory, drafts against any customers of the Borrower, assignments and verifications of Receivables and notices to customers of the Borrower; to send verifications of Receivables; to notify the U.S. Postal Service authorities to change the address for delivery of mail addressed to the Borrower to such address as the Lender may designate at any time after the occurrence of any Event of Default which is continuing and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved by the Borrower, and said attorneys or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law, provided that the Lender or its designee shall not be relieved of liability to the extent it is determined by a final judicial decision that its act, error or mistake constituted gross negligence or willful misconduct. The power of attorney granted under this subparagraph is coupled with an interest and is irrevocable until all of the Obligations are paid in full and this Agreement and the Commitments are terminated.

                  (b) The Lender, without notice to or consent of the Borrower, at any time after the occurrence and during the continuation of an Event of Default; (i) may sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any instruments or insurance applicable thereto and/or release any account debtor thereon; (ii) is authorized and empowered to accept or direct shipments of inventory and accept the return of the goods represented by any of the Receivables; and (iii) shall have the right to receive, endorse, assign and/or deliver in its name or the name of the Borrower any and all checks, drafts and other instruments for the payment of money relating



CREDIT AGREEMENT - Page 71
to the Receivables, and the Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.

                  (c) Nothing herein contained shall be construed to constitute the Borrower as agent of the Lender for any purpose whatsoever, and the Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by a final judicial decision that the Lender's act or omission constituted gross negligence of willful conduct). The Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that the Lender's error, omission or delay constituted gross negligence or willful misconduct). The Lender does not, by anything herein or in any assignment or otherwise, assume any of the Borrower's obligations under any contract or agreement assigned to the Lender, and the Lender shall not be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.

                  (d) Upon the occurrence and during the continuation of any Event of Default: (i) if any of the Receivables includes a charge for any tax payable to any governmental tax authority, the Lender is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the account of the Borrower and to charge the Borrower's account therefor; and (ii) the Borrower shall notify the Lender if any Receivables include any tax due to any such taxing authority and, in the absence of such notice, the Lender shall have the right to retain the full proceeds of such Receivables and shall not be liable for any taxes that may be due from the Borrower by reason of the sale and delivery creating such Receivables.

                  (e) Upon the occurrence and continuation of any Event of Default, the Lender may at any time and from time to time employ and maintain in the premises of the Borrower a custodian selected by the Lender who shall have full authority to do all acts necessary to protect the Lender's interests and to report to the Lender thereon. The Borrower hereby agrees to cooperate with any such custodian and to do so whatever the Lender may reasonably request to preserve the Collateral. All costs and expenses incurred by the Lender by reason of the employment of the custodian shall be charged to the Borrower's account and added to the Obligations.

         10.21 Joint and Several Obligations. Notwithstanding anything to the contrary contained herein or in any other Loan Documents, the Borrower and the Guarantors are jointly and severally responsible for their respective agreements, covenants, representations, warranties and obligations contained and set forth in this Agreement or in any other Loan Document to which they are a party.

         10.22 Venue; Service of Process. BORROWER, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF



CREDIT AGREEMENT - Page 72

TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY TEXAS LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BROUGHT IN DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM,
(D) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN HOUSTON, TEXAS, IN CONNECTION WITH ANY SUCH LITIGATION AND TO DELIVER TO LENDER EVIDENCE THEREOF, (E) IF SERVICE OF PROCESS UPON THE REGISTERED AGENT IS UNSUCCESSFUL AFTER ONE GOOD FAITH ATTEMPT, IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO SUCH BORROWER AT ITS ADDRESS SET FORTH HEREIN, AND (F) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST LENDER ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS ON THE OBLIGATION SHALL BE BROUGHT IN THE DISTRICT COURTS OF DALLAS COUNTY, TEXAS, OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.

         10.23 No Other Agreements. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         10.24. Restatement of Credit Agreement. This Agreement is given in renewal, amendment, replacement, and restatement in its entirety (but not in novation, extinguishment or satisfaction of that certain Credit Agreement dated as of June 12, 1997, executed by and between Tidel Engineering, Inc., the non-surviving entity of the merger between Tidel Engineering, Inc. and the Borrower, and Texas Commerce Bank National Association, the predecessor-in-interest to the Lender (including any and all amendments thereto, the "Prior Credit Agreement"). To the extent of any conflict between the terms of this Agreement and the terms of the Prior Credit Agreement, the terms of this Agreement shall control. All rights, titles, liens and security interests securing the obligations of Tidel Engineering under the Prior Credit Agreement are



CREDIT AGREEMENT - Page 73
preserved, maintained and carried forward to secure the Obligations, as defined in this Agreement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]



CREDIT AGREEMENT - Page 74

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                         TIDEL ENGINEERING, L.P.,
                                         a Delaware limited partnership

                                         By:  Tidel Cash Systems, Inc., its sole
                                              general partner


                                              By:
                                                   -----------------------------
                                                   Mark K. Levenick,
                                                   President and Chief Executive
                                                   Officer


                                         TIDEL TECHNOLOGIES, INC.,
                                         a Delaware corporation


                                         By:
                                            ------------------------------------
                                                   Mark K. Levenick,
                                                   Chief Operating Officer


                                         Address for Notices:

                                         Borrower:
                                         Tidel Engineering, L.P.
                                         c/o Tidel Cash Systems, Inc.
                                         5847 San Felipe, Suite 900
                                         Houston, Texas 77057
                                         Attention: James T. Rash

                                         Ultimate Parent:
                                         Tidel Technologies, Inc.
                                         5847 San Felipe, Suite 900
                                         Houston, Texas 77057
                                         Attention: James T. Rash




CREDIT AGREEMENT - Page 75

                                         CHASE BANK OF TEXAS, N.A., a national
                                         banking association, as a Lender


                                         By:
                                            ------------------------------------
                                            Joanne Bramanti, Vice President

                                         Address for Notices:
                                         12875 Josey Lane
                                         Dallas, Texas 75234
                                         Attention:  Ms. Joanne Bramanti

                                         Domestic Lending Office:
                                         12875 Josey Lane
                                         Dallas, Texas 75234
                                         Attention:  Ms. Joanne Bramanti




CREDIT AGREEMENT - Page 76

                                   EXHIBIT "A"
                                       TO
                                CREDIT AGREEMENT


                               Revolving Note Form

                                 (See attached)



EXHIBIT A

                                   EXHIBIT "B"
                                       TO
                                CREDIT AGREEMENT


                                 Term Note Form

                                 (See attached)


EXHIBIT B

                                   EXHIBIT "C"
                                       TO
                                CREDIT AGREEMENT


                           Standard Lockbox Agreement

                                 (See attached)


EXHIBIT C

                                   EXHIBIT "D"
                                       TO
                                CREDIT AGREEMENT


                             Compliance Certificate

                                 (See attached)


EXHIBIT D

                                   EXHIBIT "E"
                                       TO
                                CREDIT AGREEMENT


                         Request for Extension of Credit

                                 (See attached)


EXHIBIT E

                                   EXHIBIT "F"
                                       TO
                                CREDIT AGREEMENT


                              Rate Selection Notice

                                 (See attached)



EXHIBIT F

                                   EXHIBIT "G"
                                       TO
                                CREDIT AGREEMENT


                   Secretary's Certificate of General Partner

                                 (See attached)



EXHIBIT G

                                   EXHIBIT "H"
                                       TO
                                CREDIT AGREEMENT


                         Borrowing Base Certificate Form

                                 (See attached)



EXHIBIT H

                                 SCHEDULE "6.5"
                                       TO
                                CREDIT AGREEMENT


                               Material Litigation

In August, 1998, Tidel Engineering, Inc. ("Tidel") filed a lawsuit (identified as Cause No. DV98-06733 in the 192nd District Court of Dallas County, Texas) against Defendant Hanco Systems, Inc. ("Hanco") for its failure to pay for goods accepted pursuant to a distributor agreement between Tidel and Hanco. The amount for which Tidel sued equals $298,492.03, plus accrued prejudgment interest in the amount of $21,939.16. In response, Hanco removed the case to federal court (identified as Civil Action No. 3-98CV2279-D, currently pending in the United States District Court of the Northern District of Texas, Dallas Division). Hanco subsequently filed counterclaims for the following causes of action: various breaches of the distributor agreement, defamation, breach of warranty, negligent misrepresentation, promissory estoppel, breach of implied promise, negligence and violations of the Texas Deceptive Trade Practices Act. Hanco seeks to recover $6.45 million in actual damages plus an unspecified amount in punitive damages on their counterclaims. Tidel believes that these counterclaims are wholly unsupported by the facts and were filed merely to avoid or delay paying monies rightfully owed to Tidel.



SCHEDULE 6.5

                                 SCHEDULE "6.12"
                                       TO
                                CREDIT AGREEMENT


                             Leases of Real Property


1.       2310 McDaniel Drive
         Carrollton, Texas  75006

2.       1624 Diplomat
         Carrollton, Texas  75006



SCHEDULE 6.12

                                 SCHEDULE "6.13"
                                       TO
                                CREDIT AGREEMENT


                              List of Assumed Names

                                      NONE



SCHEDULE 6.13

                                 SCHEDULE "6.16"
                                       TO
                                CREDIT AGREEMENT


                          Indebtedness & Capital Leases


1. Capital Lease of one 1999 Cadillac Seville / Smart Lease under lease agreement between GMAC, as lessor, and Tidel Engineering, Inc., as lessee, dated November 3, 1998.

2. Operating Lease relating to cellular phones with Southwestern Bell, previously entered into by Tidel Engineering, Inc.



SCHEDULE 6.16

                                 SCHEDULE "6.17"
                                       TO
                                CREDIT AGREEMENT


                              Environmental Matters

                                      NONE



SCHEDULE 6.17

                                 SCHEDULE "8.2"
                                       TO
                                CREDIT AGREEMENT


                                      Liens

                                      NONE



SCHEDULE 8.2

                                 SCHEDULE "8.6"
                                       TO
                                CREDIT AGREEMENT


               List of Existing Transactions with Related Parties


(1) Tax Allocation Agreement among the Borrower, Tidel Technologies, Inc., Tidel Cash Systems, Inc., and AnyCard International, Inc., dated October 30, 1998.


SCHEDULE 8.6